As filed with the Securities and Exchange Commission on February 10, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1671412
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
10700 Parkridge Boulevard, Suite 600 Reston, Virginia 20191
(703) 390-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert J. Gilker, Esq.
Vice President and General Counsel
NII Holdings, Inc.
10700 Parkridge Boulevard, Suite 600
Reston, Virginia 20191
(703) 390-5100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of Communications to:
Robert E. Spicer, Jr., Esquire
John M. Oakey, III, Esquire
Williams Mullen
A Professional Corporation
1021 East Cary Street
Richmond, Virginia 23219
(804) 643-1991

Approximate date of commencement of proposed sale to the public:
From time to time following the effectiveness of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to Be	Offering Price	Aggregate	Registration
Securities to Be Registered	Registered	Per Unit	Offering Price	Fee

2.75% Convertible Notes due 2025	$350,000,000(1)	100%(2)	$350,000,000(2)	$37,450(3)

Common Stock, par value $0.001 per share	6,988,450(4)	—	—	(5)

(1)	The aggregate principal amount of 2.75% Convertible Notes due 2025 that we issued on August 15, 2005.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, exclusive of accrued interest, if any.
(3)	We have withdrawn our registration statement on Form S-3 filed on November 14, 2005, File No. 333-129684. Pursuant to Rule 457(p) under the Securities Act of 1933, we are applying $37,450 of the filing fees we previously paid in connection with the filing of that registration statement to the filing fees due for this registration statement.
(4)	Represents the aggregate number of shares of our common stock that are issuable upon conversion of the notes at an adjusted conversion rate of 19.967 shares per $1,000 principal amount of notes, subject to adjustment in certain circumstances. Pursuant to Rule 416 under the Securities Act of 1933, as amended, we are also registering an indeterminate number of shares of common stock that may be issued from time to time upon conversion of the notes in connection with a stock split, stock dividend, recapitalization or similar event or as a result of the anti-dilution provisions of the notes.
(5)	Pursuant to Rule 457(i) under the Securities Act of 1933, there are no additional filing fees with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received by the registrant in connection with the exercise of the conversion right.

PROSPECTUS
$350,000,000
2.75% Convertible Notes due 2025 and
Shares of Common Stock Issuable Upon Conversion Thereof

The Notes and Common Stock

•	On August 15, 2005, we issued and sold $350,000,000 aggregate principal amount of our 2.75% Convertible Notes due 2025 in a private offering.
•	Interest on the notes is payable on February 15 and August 15 of each year, beginning February 15, 2006.
•	The notes mature on August 15, 2025 unless earlier converted, redeemed or repurchased. The selling security holders identified in this prospectus will use this prospectus to resell the notes and the underlying shares of our common stock issuable upon conversion of the notes.
•	We will not receive any proceeds from the sale of the notes or shares of common stock issuable upon conversion of the notes by any of the selling security holders.
•	The notes and the shares of common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq National Market. See “Plan of Distribution.”
Conversion of the Notes

•	Holders may convert the notes into shares of our common stock at the current conversion rate of 19.967 shares per $1,000 principal amount of notes, subject to adjustment, before the close of business on the final maturity date under any of the following circumstances:

(1)	during any fiscal quarter commencing after September 30, 2005 if the closing sale price of our common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive days ending on the last trading day of the preceding fiscal quarter;
(2)	prior to July 15, 2010, during the 5 business day period after any 5 consecutive trading day period in which the trading price per note for each day of that period was less than 98% of the product of the closing sale price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the notes;
(3)	at any time on or after July 15, 2010; or
(4)	upon the occurrence of specified corporate events described under “Description of Notes.”
Two-for-One Common Stock Split

•	On October 27, 2005, we announced a two-for-one stock split of our common stock to be effected in the form of a stock dividend, which we paid on November 21, 2005 to stockholders of record as of November 11, 2005. Share amounts presented in this prospectus, including the conversion rate, have been adjusted to reflect the two-for-one stock split.
Redemption of the Notes

•	On or after August 20, 2010, we may redeem for cash some or all of the notes, at any time and from time to time, upon at least 30 days notice for a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest (including additional amounts, if any) to but excluding the redemption date.
Repurchase of the Notes

•	You may require us to repurchase your notes on August 15 of 2010, 2012, 2015 and 2020 at a repurchase price of 100% of the principal amount of the notes, plus accrued and unpaid interest (including additional amounts, if any) to but excluding the redemption date.
Fundamental Change

•	Upon the occurrence of certain “fundamental changes,” as described in this prospectus, we will have the option to adjust the conversion rate so that the consideration otherwise payable on conversion of the notes in shares of our common stock will be payable instead in shares of the surviving or acquiring company. If we do not exercise this option upon a fundamental change, or if it does not apply, you will have the option, in certain cases, to require us to repurchase any notes you hold at a price equal to 100% of the principal amount of the notes plus accrued interest to the date of repurchase or, in certain cases, to convert your notes at an increased conversion rate based on the price paid per share of our common stock in the fundamental change transaction.
Ranking of the Notes

•	The notes are our senior unsecured debt and rank on a parity with all of our other existing and future senior unsecured debt and prior to any of our existing and future subordinated debt. The notes effectively rank junior in right of payment to our secured debt to the extent of the value of the assets securing such debt. In addition, the notes effectively rank junior in right of payment to the existing and future indebtedness and liabilities of our subsidiaries.
Listing

•	The notes issued in the initial private offering are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the PORTAL Market, of the National Association of Securities Dealers, Inc. However, the notes sold using this prospectus will no longer be eligible for trading in the PORTAL market. We do not intend to list the notes for trading on any automated interdealer quotation system or national securities exchange.
•	Our common stock is traded on the Nasdaq National Market under the symbol “NIHD.” On February 8, 2006, the reported last sale price of our common stock on the Nasdaq National Market was $48.71 per share.
     Investing in the notes and our common stock involves risks. See “Risk Factors” beginning on page 4.
     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
February 10, 2006

IMPORTANT NOTICE TO READERS
      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling security holders may, from time to time, offer notes or shares of our common stock issued upon conversion of the notes owned by them. Each time the selling security holders offer notes or common stock under this prospectus, they are required to provide to potential purchasers a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See “Where You Can Find More Information” for more information.
      You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.
      In this prospectus, we frequently use the terms “NII Holdings,” “we,” “us,” “our” and “our company” to refer to NII Holdings, Inc. and our operating companies as a combined entity, except in the “Description of Notes,” “Plan of Distribution” and in other places where it is clear that the terms mean only NII Holdings, Inc. To understand this offering fully and for a more complete description of this offering, you should read this entire document carefully.
      “Nextel,” “Nextel Direct Connect,” “Nextel Online,” “Nextel Worldwide” and “International Direct Connect” are trademarks or service marks of Nextel Communications, Inc., a wholly-owned subsidiary of SprintNextel Corporation. “Motorola” and “iDEN” are trademarks or service marks of Motorola, Inc. This prospectus also contains other trademarks, service marks and trade names that are the property of their respective owners.

i

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
      We caution you that this prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that act. Among other things, these statements relate to our financial condition, results of operations and business. When used in this prospectus and in the documents incorporated by reference in this prospectus, these forward-looking statements are generally identified by the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.
      While we provide forward-looking statements to assist in the understanding of our anticipated future financial performance, we caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date that we make them. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control. It is routine for our internal projections and expectations to change, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or the year. Although these expectations may change, we may not inform you if they do. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by these forward-looking statements for a variety of reasons.
      We have included risk factors and uncertainties that might cause differences between anticipated and actual future results in the “Risk Factors” section of this prospectus. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operation and results of our wireless communications business also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	our ability to meet the operating goals established by our business plan;

•	general economic conditions in Latin America and in the market segments that we are targeting for our digital mobile services;

•	the political and social conditions in the countries in which we operate, including political instability, which may affect the economies of our markets and the regulatory schemes in these countries;

•	substantive terms of any international financial aid package that may be made available to any country in which our operating companies conduct business;

•	the impact of foreign exchange volatility in our markets as compared to the U.S. dollar and related currency devaluations in countries in which our operating companies conduct business;

•	reasonable access to and the successful performance of the technology being deployed in our service areas, and improvements thereon, including technology deployed in connection with the introduction of digital two-way mobile data or Internet connectivity services in our markets;

•	the availability of adequate quantities of system infrastructure and subscriber equipment and components at reasonable pricing to meet our service deployment and marketing plans and customer demand;

•	the success of efforts to improve and satisfactorily address any issues relating to our digital mobile network performance;

•	future legislation or regulatory actions relating to our specialized mobile radio services, other wireless communication services or telecommunications generally;

•	the ability to achieve and maintain market penetration and average subscriber revenue levels sufficient to provide financial viability to our digital mobile network business;

•	the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of cellular services and personal communications services;

ii

•	market acceptance of our new service offerings;

•	our ability to access sufficient debt or equity capital to meet any future operating and financial needs; and

•	other risks and uncertainties described from time to time in our reports filed with the Securities and Exchange Commission, which we have incorporated by reference in this prospectus.

iii

PROSPECTUS SUMMARY
      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference to our annual report and quarterly reports, and the other documents we refer to and incorporate by reference in this prospectus for a more complete understanding of us and this offering before making an investment decision. In particular, we incorporate important business and financial information in this prospectus by reference.
NII HOLDINGS, INC.
Overview
      We provide digital wireless communication services targeted at meeting the needs of business customers through operating companies located in selected Latin American markets. Our principal operations are in major business centers and related transportation corridors of Mexico, Brazil, Argentina and Peru. We also provide analog specialized mobile radio services in Mexico, Brazil and Peru, as well as in Chile. Our markets are generally characterized by high population densities and, we believe, a concentration of the country’s business users and economic activity. In addition, vehicle traffic congestion, low landline penetration and unreliability of the land-based telecommunications infrastructure encourage the use of mobile wireless communications services in these areas.
      We use a transmission technology called integrated digital enhanced network, or iDEN®, developed by Motorola, Inc., to provide our digital mobile services on 800 MHz spectrum holdings in all of our digital markets. This technology allows us to use our spectrum more efficiently and offer multiple digital wireless services integrated on one digital handset device. We are designing our digital mobile network to support multiple digital wireless services, including:

•	digital mobile telephone service, including advanced calling features such as speakerphone, conference calling, voice-mail, call forwarding and additional line service;

•	Nextel Direct Connect® service, which allows subscribers anywhere on our network in the same country to talk to each other instantly, on a “push-to-talk” basis, on a private one-to-one call or on a group call;

•	International Direct Connect® service, in conjunction with Nextel Communications, Nextel Partners, in the United States, and with TELUS Corporation, in Canada, which allows subscribers to communicate instantly across national borders with our subscribers in Mexico, Brazil, Argentina and Peru, with Nextel Communications and Nextel Partners subscribers in the United States and with TELUS Corporation subscribers in Canada;

•	Internet services, mobile messaging services, e-mail and advanced Javatm enabled business applications, which are marketed as “Nextel Onlinesm” services; and

•	international roaming capabilities, which are marketed as “Nextel Worldwidesm.”
* * * *
      Our corporate headquarters are located at 10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191, and our telephone number is (703) 390-5100. Our Internet address is www.nii.com. The information contained on our web site is not part of this prospectus.

THE OFFERING

Securities Offered	$350,000,000 principal amount of 2.75% Convertible Notes due 2025. We issued $350,000,000 aggregate principal amount of 2.75% Convertible Notes due 2025 in a private offering in August 2005. The selling security holders identified in this prospectus may offer from time to time up to $350,000,000 principal amount of the notes and all of the shares of our common stock issuable upon conversion of the notes.

Maturity Date	August 15, 2025.

Interest	2.75% per annum on the principal amount, payable semi-annually in arrears in cash on February 15 and August 15 of each year, beginning February 15, 2006.

Conversion	You may convert the notes into shares of our common stock at a conversion rate of 19.967 shares per $1,000 principal amount of notes, subject to adjustment, prior to the close of business on the final maturity date under any of the following circumstances:

• during any fiscal quarter commencing after September 30, 2005 if the closing sale price of our common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; or

• prior to July 15, 2010, during the five business day period after any five consecutive trading day period in which the trading price per note for each day of such period was less than 98% of the product of the closing sale price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the notes; or

• at any time on or after July 15, 2010; or

• upon the occurrence of specified corporate events described under “Description of Notes.”

Optional Redemption	Prior to August 20, 2010, the notes will not be redeemable. On or after August 20, 2010, we may redeem for cash some or all of the notes, at any time and from time to time, upon at least 30 days’ notice for a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest (including additional amounts, if any) to but excluding the redemption date.

Repurchase at Option of Holder Upon a Fundamental Change	Subject to our rights described under “Description of Notes — Public Acquirer Change of Control” below, if we undergo a fundamental change (as defined under “Description of Notes — Repurchase at Option of the Holder Upon a Fundamental Change”), holders will, subject to certain exceptions, have the right, at their option, to require us to purchase for cash all of their notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The cash price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.

Adjustment to Conversion Rate Upon a Fundamental Change	Subject to our rights described under “Description of Notes — Public Acquirer Change of Control” below, if a holder elects to convert notes in connection with a fundamental change, we will in certain circumstances increase the conversion rate by a specified number of additional shares, depending on our common stock price at that time, as described under “Description of Notes — Adjustment to Conversion Rate Upon a Fundamental Change.”

Public Acquirer Change of Control	In the case of a public acquirer change of control (as defined under “Description of Notes — Public Acquirer Change of Control”), we may, in lieu of permitting a repurchase at the holders’ option and increasing the conversion rate of the notes as described under “Description of Notes — Adjustment to Conversion Rate upon a Fundamental Change,” elect to adjust the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes into a number of shares of public acquirer common stock by adjusting the conversion rate in effect immediately before the public acquirer change of control as described in “Description of Notes — Public Acquirer Change of Control.”

Repurchase at the Option of the Holder	You may require us to repurchase the notes on August 15 of 2010, 2012, 2015 and 2020 at a repurchase price equal to 100% of their principal amount, plus any accrued and unpaid interest (including additional amounts, if any) up to but excluding the repurchase date. See “Description of Notes — Repurchase at Option of the Holder.”

Use of Proceeds	We will not receive any of the proceeds from the resale by the selling security holders of the notes or the common stock issuable upon the conversion of the notes. See “Use of Proceeds.”

Registration Rights	We filed a shelf registration statement of which this prospectus is a part pursuant to a registration rights agreement, dated August 15, 2005, between the initial purchaser of the notes and us. We have agreed to use our best efforts to keep the shelf registration statement effective until either of the following has occurred:

• all securities covered by the registration statement have been sold; or

• the expiration of the applicable holding period with respect to the notes and the underlying shares of common stock under Rule 144(k) under the Securities Act of 1933, or any successor provision.

Ranking	The notes are our senior unsecured obligations and rank equal in right of payment with all of our existing and future senior unsecured debt and prior to any of our future subordinated debt. The notes will effectively rank junior in right of payment to our secured debt to the extent of the value of the assets securing such debt. In addition, we are a holding company and conduct all of our operations through our subsidiaries, and the notes effectively rank junior in right of payment to all liabilities of our subsidiaries.

Nasdaq National Market Symbol	NIHD.

RISK FACTORS
      Before you make an investment decision, you should be aware of various risks, including the risks described below. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes and our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking and Cautionary Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and included elsewhere or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Risk Factors Relating to Our Company
     If we are not able to compete effectively in the highly competitive wireless communications industry, our future growth and operating results will suffer.
      Our success will depend on the ability of our operating companies to compete effectively with other telecommunications services providers, including wireline companies and other wireless telecommunications companies, in the markets in which they operate.
      Some of our competitors are financially stronger than we are, which may limit our ability to compete based on price.
      Because of their resources, and in some cases ownership by larger companies, some of our competitors may be able to offer services to customers at prices that are below the prices that our operating companies can offer for comparable services. If we cannot compete effectively based on the price of our service offerings, our results of operations may be adversely affected. For example, many of our competitors are well-established companies that have:

•	substantially greater financial and marketing resources;

•	larger customer bases;

•	better name recognition;

•	bundled service offerings;

•	larger spectrum positions; and

•	larger coverage areas than those of our operating companies.
      Further, significant price competition could negatively impact our operating results and our ability to attract and retain customers. In addition, we anticipate that our operating companies will continue to face market pressure to reduce the prices charged for their products and services because of increased competition in our markets.
      Our operating companies may face disadvantages when competing against formerly government-owned incumbent wireline operators or wireless operators affiliated with them.
      In some markets, our operating companies may not be able to compete effectively against a formerly government-owned monopoly telecommunications operator which today enjoys a near monopoly on the provision of wireline telecommunications services and may have a wireless affiliate or may be controlled by shareholders who also control a wireless operator. Our operating companies may be at a competitive disadvantage in these markets because formerly government-owned incumbents or affiliated competitors may have:

•	close ties with national regulatory authorities;

•	control over connections to local telephone lines; or

•	the ability to subsidize competitive services with revenues generated from services they provide on a monopoly or near-monopoly basis.
      These companies may also continue to enjoy the legacy of their pre-privatization/pre-liberalization privileges. Our operating companies may encounter obstacles and setbacks if local governments adopt policies favoring these competitors or otherwise afford them preferential treatment. As a result, our operating companies may be at a competitive disadvantage to incumbent providers, particularly as our operating companies seek to offer new telecommunications services.
      Our coverage is not as extensive as those of other wireless service providers in our markets, which may limit our ability to attract and retain customers.
      Since our digital mobile networks do not offer nationwide coverage in the countries in which we operate and our technology limits our potential roaming partners, we may not be able to compete effectively with cellular and personal communications services providers in our markets. Many of the cellular and personal communications services providers in our markets have networks with substantially more extensive areas of service. Additionally, many of these providers have entered into roaming agreements with each other, which permit these providers to offer coverage to their subscribers in each other’s markets. The iDEN technology that we deploy is not compatible with other wireless technologies such as digital cellular or personal communications services technologies or with other iDEN networks not operating in the 800 MHz spectrum. As a result, with the exception of GSM 900 MHz systems, we cannot enter into roaming agreements with the operators of these other networks. Although the i2000 digital phone is compatible with both iDEN 800 MHz and GSM 900 MHz systems, our customers will not be able to roam on other iDEN 800 MHz or GSM 900 MHz systems where we do not have a roaming agreement. As a result, we will not be able to provide coverage to our subscribers outside of our currently operating digital markets until:

•	other operators deploy iDEN 800 MHz or GSM 900 MHz technology in markets outside of our coverage areas and we enter into roaming agreements with those operators; or

•	handsets that can be used on both iDEN 800 MHz and non-GSM 900 MHz wireless communications networks become available and we enter into roaming agreements with the operators of those networks.
      If we do not keep pace with rapid technological changes, we may not be able to attract and retain customers.
      The wireless telecommunications industry is experiencing significant technological change. Future technological advancements may enable other wireless technologies to equal or exceed our current level of service and render iDEN technology obsolete. If Motorola, the sole supplier of iDEN technology, is unable or unwilling to upgrade or improve iDEN technology or develop other technology to meet future advances in competing technologies on a timely basis, or at an acceptable cost, we will be less able to compete effectively and could lose customers to our competitors. In addition, competition among the differing wireless technologies could:

•	segment the user markets, which could reduce demand for our technology; and

•	reduce the resources devoted by third-party suppliers, including Motorola, which supplies all of our current digital mobile technology, to developing or improving the technology for our systems.
      If our wireless communications technology does not perform in a manner that meets customer expectations, we will be unable to attract and retain customers.
      Customer acceptance of the services we offer is and will continue to be affected by technology-based differences and by the operational performance and reliability of system transmissions on our digital mobile networks. We may have difficulty attracting and retaining customers if we are unable to address and resolve satisfactorily performance or other transmission quality issues as they arise or if these issues:

•	limit our ability to expand our network coverage or capacity as currently planned; or

•	place us at a competitive disadvantage to other wireless service providers in our markets.
      Our equipment is more expensive than that of some competitors, which may affect our ability to establish and maintain a significant subscriber base.
      We currently market multi-function digital handsets, and Motorola is the sole supplier of all our handsets. The higher cost of our equipment may make it more difficult for us to attract customers. In addition, the higher cost of our handsets requires us to absorb a comparatively larger part of the cost of offering handsets to new and existing customers. These higher costs of handsets place us at a competitive disadvantage and may reduce our growth and profitability.
      We may lose a competitive advantage because our competitors are providing two-way radio dispatch and other services.
      We differentiate ourselves by providing two-way radio dispatch “push-to-talk” services. Several of our competitors have introduced Push-To-Talk over Cellular service, which is a walkie-talkie type of service similar to our Direct Connect service. In addition, we do not have short messaging system (SMS) interoperability agreements in all our markets. Consequently, our competitive advantage may be impaired.
     Because we rely on one supplier to implement our digital mobile networks, any failure of that supplier to perform could adversely affect our operations.
      Motorola is currently our sole source for most of the digital network equipment and all of the handsets used throughout our markets. In addition, iDEN technology is a proprietary technology of Motorola, meaning that there are no other suppliers of this technology, and it is the only widespread, commercially available digital technology that operates on non-contiguous spectrum. Most of the spectrum that our operating companies hold in each of the markets we serve is non-continguous. If Motorola fails to deliver system infrastructure equipment and handsets or enhancements on a timely, cost-effective basis, we may not be able to adequately service our existing customers or add new customers. Nextel Communications is the largest customer of Motorola with respect to iDEN technology and provides significant support with respect to new product development. Nextel Communications and Sprint merged on August 12, 2005. The new combined company had previously announced plans to migrate Nextel’s push-to-talk services to a next generation CDMA network platform. Nextel Communications had also announced an agreement with Motorola for a three-year extension of its iDEN infrastructure supply agreement and handset purchase agreement, with certain modifications. Any decrease by Nextel Communications in its use of iDEN technology could significantly increase our costs for equipment and new developments and could impact Motorola’s decision to continue to support iDEN technology. In the event Motorola determines not to continue manufacturing, supporting or enhancing our iDEN based infrastructure and handsets, because Nextel Communications decreases its use of iDEN technology or otherwise, we may be materially adversely affected. We expect to continue to rely principally on Motorola for the manufacture of a substantial portion of the equipment necessary to construct, enhance and maintain our digital mobile networks and for the manufacture of handsets for the next several years.
     We operate exclusively in foreign markets, and our assets, customers and cash flows are concentrated in Latin America, which presents risks to our operating and financing plans.
      We face political and economic risks in our markets, which may limit our ability to implement our strategy and our financial flexibility and may disrupt our operations.
      The countries in which we operate are considered to be emerging markets. Although political, economic and social conditions differ in each country in which we currently operate, political and economic develop-

ments in one country may affect our business as a whole, including our access to international capital markets. Negative developments or unstable conditions in the countries in which we operate or in other emerging market countries could have a material adverse effect on our financial condition and results of operations. In Peru, for example, there was significant terrorist activity in the 1980s and the early 1990s. During that time, anti-government groups escalated violence against the government, the private sector and Peruvian residents. Incidents of terrorist activity continue to occur. Similar outbreaks of terrorism or political violence have occurred in Mexico and other countries in which we operate. In addition, in 2001,after prolonged periods of recession followed by political instability, the Argentine government announced it would not service its public debt. In order to address the worsening economic and social crisis, the Argentine government abandoned its decade-old fixed Argentine peso-U.S. dollar exchange rate, allowing the currency to float to market levels. During 2006, there will be presidential elections held in three of our major markets.
      We are unable to predict the impact that presidential or other contested local or national elections and the associated transfer of power from incumbent officials or political parties to elected victors, may have on the local economy or the growth and development of the local telecommunications industry. Changes in leadership or in the ruling party in the countries in which we operate may affect the economic programs developed under the prior administration, which in turn may adversely affect the economies in the countries in which we operate and our business operations and prospects in these countries.
      Due to our significant operations in Argentina and Brazil, our business is particularly exposed to risks associated with adverse economic and political conditions in those countries.
      In recent years, both Argentina and Brazil have been negatively affected by volatile economic and political conditions. These volatile conditions pose risks for our business. In particular, the volatility of the Argentine peso and the Brazilian real has affected our recent financial results. The depreciation of the currencies in Argentina and Brazil in 2002 had a material negative impact on our financial results.
      Argentina. After a prolonged period of recession, followed by political instability, Argentina announced in December 2001 that it would impose tight restrictions on bank accounts, would not service its public sector debt and suspended foreign currency trading. In January 2002, the Argentine government abandoned its decade-old fixed Argentine peso-U.S. dollar exchange rate. The resulting depreciation of the Argentine peso against the U.S. dollar during the 2002 calendar year was 66%. A depreciation of the Argentine peso generally affects our consolidated financial statements by generating a foreign currency transaction loss on U.S. dollar-denominated debt. Until October 31, 2002, the liabilities of our Argentine operating company included U.S. dollar-denominated secured debt, for which we recognized foreign currency transaction losses of $137.5 million for the ten months ended October 31, 2002. A depreciation of the Argentine peso also affects our consolidated financial statements by reducing the translation rate of all Argentine peso-denominated balances. To the extent net income is generated by our Argentine operating company, the amount would be reduced by a depreciation of the Argentine peso.
      Brazil. The Brazilian economy has been characterized by frequent and occasionally drastic intervention by the Brazilian government and by volatile economic cycles. The Brazilian government has often changed monetary, taxation, credit, tariff and other policies to influence the course of Brazil’s economy. In early 1999, the Brazilian government allowed the Brazilian real to float freely, resulting in a 32% depreciation against the U.S. dollar that year. In 2002, the Brazilian real depreciated against the U.S. dollar by 18%.
      In addition, economic and market conditions in other emerging markets can influence the perception of Brazil’s economic and political situation.
      We are subject to fluctuations in currency exchange rates and limitations on the expatriation or conversion of currencies, which may result in significant financial charges, increased costs of operations or decreased demand for our products and services.
      Nearly all of our revenues are earned in non-U.S. currencies, while a significant portion of our capital and operating expenditures, including imported network equipment and handsets, and substantially all of our outstanding debt, is priced in U.S. dollars. In addition, we report our results of operations in U.S. dollars. Accordingly, fluctuations in exchange rates relative to the U.S. dollar could have a material adverse effect on our earnings or assets. For example, the 1999 and 2002 currency devaluations in Brazil resulted in significant charges against our earnings in 1999 and 2002 and negative adjustments to the carrying value of our assets in Brazil. The economic upheaval in Argentina in 2002 led to the unpegging of the Argentine peso to the U.S. dollar exchange rate and the subsequent significant devaluation of the Argentine peso.
      Any depreciation of local currencies in the countries in which our operating companies conduct business may result in increased costs to us for imported equipment and may, at the same time, decrease demand for our products and services in the affected markets. If our operating companies distribute dividends in local currencies in the future, the amount of cash we receive will also be affected by fluctuations in exchange rates and currency devaluations. In addition, some of the countries in which we have operations do or may restrict the expatriation or conversion of currency.
      Our operating companies are subject to fluctuating economic conditions in the local markets in which they operate, which could hurt their performance.
      Our operations depend on the economies of the markets in which our operating companies conduct business. These markets are in countries with economies in various stages of development or structural reform, some of which are subject to rapid fluctuations in terms of consumer prices, employment levels, gross domestic product, interest rates and inflation rates. If these fluctuations have an effect on the ability of customers to pay for our products and services, our business may be adversely affected. As a result, our operating companies may experience lower demand for their products and services and a decline in the growth of their customer base and in revenues.
      Some of our operating companies conduct business in countries where the rate of inflation is significantly higher than in the United States. Any significant increase in the rate of inflation in any of these countries may not be completely or partially offset by corresponding price increases implemented by our operating companies, even over the long term.
      We pay significant import duties on our network equipment and handsets, and any increases could impact our financial results.
      Our operations are highly dependent upon the successful and cost-efficient importation of network equipment and handsets from North America and, to a lesser extent, from Europe and Asia. Any significant increase in import duties in the future could significantly increase our costs. To the extent we cannot pass these costs on to our customers, our financial results will be negatively impacted. In the countries in which our operating companies conduct business, network equipment and handsets are subject to significant import duties and other taxes that can be as high as 50% of the purchase price.
      We are subject to foreign taxes in the countries in which we operate, which may reduce amounts we receive from our operating companies or may increase our tax costs.
      Many of the foreign countries in which we operate have increasingly turned to new taxes, as well as aggressive interpretations of current taxes, as a method of increasing revenue. We are subject to value added taxes in all of the countries in which we operate. We recognize all types of revenue net of any applicable value added taxes. For instance, Brazil has a tax on financial transactions, certain provinces in Argentina adopted higher tax rates on telecommunications services in 2001, and Argentina adopted a federal universal services tax in 2001. The provisions of the new tax laws may attempt to prohibit us from passing these taxes on to our customers. These taxes may reduce the amount of earnings that we can generate from our services.
      Distributions of earnings and other payments, including interest, received from our operating companies may be subject to withholding taxes imposed by some countries in which these entities operate. Any of these taxes will reduce the amount of after-tax cash we can receive from those operating companies.
      In general, a U.S. corporation may claim a foreign tax credit against its federal income tax expense for foreign withholding taxes and, under certain circumstances, for its share of foreign income taxes paid directly by foreign corporate entities in which the company owns 10% or more of the voting stock. Our ability to claim foreign tax credits is, however, subject to numerous limitations, and we may incur incremental tax costs as a result of these limitations or because we do not have U.S. federal taxable income.

      We may also be required to include in our income for U.S. federal income tax purposes our proportionate share of specified earnings of our foreign corporate subsidiaries that are classified as controlled foreign corporations, without regard to whether distributions have been actually received from these subsidiaries.
      Nextel Brazil has received tax assessment notices from state and federal Brazilian tax authorities asserting deficiencies in tax payments related primarily to value added taxes, import duties and matters surrounding the definition and classification of equipment and services. Nextel Brazil has filed various petitions disputing these assessments. In some cases we have received favorable decisions, which are currently being appealed by the respective governmental authorities. In other cases our petitions have been denied and we are currently appealing those decisions.
      We have entered into a number of agreements that are subject to enforcement in foreign countries, which may limit efficient dispute resolution.
      A number of the agreements that we and our operating companies enter into with third parties are governed by the laws of, and are subject to dispute resolution in the courts of or through arbitration proceedings in, the countries or regions in which the operations are located. We cannot accurately predict whether these forums will provide effective and efficient means of resolving disputes that may arise. Even if we are able to obtain a satisfactory decision through arbitration or a court proceeding, we could have difficulty enforcing any award or judgment on a timely basis. Our ability to obtain or enforce relief in the United States is also uncertain.
     Government regulations determine how we operate in various countries, which could limit our growth and strategy plans.
      In each market in which we operate, one or more regulatory entities regulate the licensing, construction, acquisition, ownership and operation of our wireless communications systems. Adoption of new regulations, changes in the current telecommunications laws or regulations or changes in the manner in which they are interpreted or applied could adversely affect our operations. Because of the uncertainty as to the interpretation of regulations in some countries in which we operate, we may not always be able to provide the services we have planned in each market. In some markets, we are unable, or have limitations on our ability, to offer some services, such as interconnection to other telecommunications networks and participation in calling party pays programs, which may increase our costs. Further, the regulatory schemes in the countries in which we operate allow third parties, including our competitors, to challenge our actions. For instance, some of our competitors have challenged the validity of some of our licenses or the scope of services we provide under those licenses, in administrative or judicial proceedings, particularly in Chile. It is possible that, in the future, we may face additional regulatory prohibitions or limitations on our services. Inability to provide planned services could make it more difficult for us to compete in the affected markets. Further, some countries in which we conduct business impose foreign ownership limitations upon telecommunications companies. Finally, in some of our markets, local governments have adopted very stringent rules and regulations related to the placement and construction of wireless towers, which can significantly impede the planned expansion of our service coverage area, eliminate existing towers and impose new and onerous taxes and fees. These issues affect our ability to operate in each of our markets, and therefore impact our business strategies. In addition, in our operating companies in Argentina and Brazil, the governments have placed embargoes on a number of our cell sites.
     If our licenses to provide mobile services are not renewed, or are modified or revoked, our business may be restricted.
      Wireless communications licenses and spectrum allocations are subject to ongoing review and, in some cases, to modification or early termination for failure to comply with applicable regulations. If our operating companies fail to comply with the terms of their licenses and other regulatory requirements, including installation deadlines and minimum loading or service availability requirements, their licenses could be revoked. Further, compliance with these requirements is a condition for eligibility for license renewal. Most of our wireless communications licenses have fixed terms and are not renewed automatically. Because governmental authorities have discretion as to the grant or renewal of licenses, our licenses may not be renewed or, if renewed, renewal may not be on acceptable economic terms. For example, under existing regulations, our licenses in Brazil and Peru are renewable once, but no regulations presently exist regarding how or whether additional renewals will be granted.
     Any modification or termination of our license or roaming agreements with Nextel Communications could increase our costs.
      Nextel Communications has licensed to us the right to use “Nextel” and other of its trademarks on a royalty-free basis in Latin America. Nextel Communications may terminate the license on 60 days notice if we commit one of several specified defaults (namely, failure to maintain agreed quality controls or a change in control of NII Holdings). If there is a change in control of one of our subsidiaries, upon 30 days notice, Nextel Communications may terminate the sublicense granted by us to the subsidiary with respect to the licensed marks. The loss of the use of the “Nextel” tradename could have a material adverse effect on our operations. We also depend upon our roaming agreements with Nextel Communications for access to its iDEN network in the United States.
     We have identified material weaknesses in our internal control over financial reporting.
      As required by Section 404 of the Sarbanes-Oxley Act of 2002, our management conducted an assessment of our internal control over financial reporting as of December 31, 2004, and is in the process of conducting such an assessment as of December 31, 2005. As defined under the rules implementing Section 404, internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. To evaluate the effectiveness of our internal control over financial reporting, management uses the criteria described in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission.
      In our 2004 annual report on Form 10-K and our quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, we provided a detailed description of two material weaknesses in our internal control over financial reporting. A material weakness is a significant deficiency or a combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Based on these material weaknesses, and in accordance with the PCAOB standards, we concluded that our internal control over financial reporting was not effective as of the dates of the applicable quarterly and annual reports. Management has not yet completed its assessment of our internal controls over financial reporting for 2005; however, to date we have identified certain significant deficiencies any of which could result in a material weakness.
      During 2005, we developed and implemented corrective actions to attempt to address the previously identified material weaknesses in our internal control over financial reporting. As part of our assessment of our internal control over financial reporting as of December 31, 2005, we are evaluating the design and effectiveness of our corrective actions. As we have not completed our current assessment, there can be no assurance as to whether our corrective actions have been successful in eliminating either or both of our material weaknesses identified during our assessment as of December 31, 2004. Additionally, there can be no assurance that additional material weaknesses will not be identified as part of our assessment as of December 31, 2005.
     If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.
      Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. As initially discussed in our 2004 annual report on Form 10-K and which continued to be discussed in our quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, we identified two material weaknesses as a result of our assessment of internal controls over financial reporting. We restated certain of our previously issued financial statements in order to correct these errors in the periods in which they occurred. We are continuing to work to improve our internal controls. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.
     Our debt limits our flexibility and increases our risk of default.
      Our debt could have important consequences to you, such as:

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete and increasing our vulnerability to general adverse economic and industry conditions; and

•	limiting our ability to obtain additional financing that we may need to fund future working capital, capital expenditures, product development, acquisitions or other corporate requirements.
      As of September 30, 2005, the book value of our long-term debt was $1,124.3 million, including $350.0 million of 2.75% convertible notes due 2025, $300.0 million of 2.875% convertible notes due 2034, $91.5 million of 3.5% convertible notes due 2033, $251.8 million for a syndicated loan facility, $129.5 million in obligations associated with the sale and leaseback of communication towers and $14.0 million in capital lease obligations, and our stockholders’ equity was $718.5 million.
      Our ability to meet our debt obligations and to reduce our indebtedness will depend on our future performance. Our performance, to a certain extent, is subject to general economic conditions and financial, business, political and other factors that are beyond our control. We cannot assure you that we will continue to generate cash flow from operations at or above current levels, that we will be able to meet our cash interest payments on all of our debt or that the related assets currently owned by us can be sustained in the future.
      If our business plans change, including as a result of changes in technology, or if general economic, financial or political conditions in any of our markets or competitive practices in the mobile wireless telecommunications industry change materially from those currently prevailing or from those now anticipated, or if other presently unexpected circumstances arise that have a material effect on the cash flow or profitability of our mobile wireless business, the anticipated cash needs of our business could change significantly. Any of these events or circumstances could involve significant additional funding needs in excess of the identified currently available sources, and could require us to raise additional capital to meet those needs. However, our ability to raise additional capital, if necessary, is subject to a variety of additional factors that we cannot presently predict with certainty, including the commercial success of our operations, the volatility and demand of the capital and lending markets and the future market prices of our securities. We cannot assure you that we will be able to raise additional capital on satisfactory terms or at all.
      If we are unable to generate cash flow from operations in the future to service our debt, we may try to refinance all or a portion of our debt. We cannot assure you that sufficient future borrowings will be available to pay or refinance our debt.
     Our financing agreements have had and may contain covenants that limit how we conduct our business, which may affect our ability to grow as planned.
      As a result of restrictions that have been contained in certain of our financing agreements and may be contained in future financing agreements, we may be unable to raise additional financing, compete effectively or take advantage of new business opportunities. This may affect our ability to generate revenues and profits. Our current financing agreements have, and any future financing agreements may contain, covenants that limit how we conduct business by restricting our ability to:

•	incur or guarantee additional indebtedness;

•	pay dividends and make other distributions;

•	prepay subordinated indebtedness;

•	make investments and other restricted payments;

•	enter into sale and leaseback transactions;

•	create liens;

•	sell assets; and

•	engage in transactions with affiliates.
     We have significant intangible assets that are not likely to generate adequate value to satisfy our obligations in the event of liquidation.
      If we were liquidated, the value of our assets likely would not be sufficient to satisfy our obligations. We have a significant amount of intangible assets, such as licenses. The value of these licenses will depend significantly upon the success of our digital mobile network business and the growth of the specialized mobile radio and wireless communications industries in general. Moreover, the transfer of licenses in liquidation would be subject to governmental or regulatory approvals that may not be obtained or that may adversely impact the value of such licenses. Our net tangible book value was $640.0 million as of September 30, 2005.
     Agreements with Motorola reduce our operational flexibility and may adversely affect our growth or operating results.
      We have entered into agreements with Motorola that impose limitations and conditions on our ability to use other technologies that would displace our existing iDEN digital mobile networks. These agreements may delay or prevent us from employing new or different technologies that perform better or are available at a lower cost because of the additional economic costs and other impediments to change arising under the Motorola agreements. For example, our equipment purchase agreements with Motorola provide that we must provide Motorola with notice of our determination that Motorola’s technology is no longer suited to our needs at least six months before publicly announcing or entering into a contract to purchase equipment utilizing an alternate technology.
      In addition, if Motorola manufactures, or elects to manufacture, the equipment utilizing the alternate technology that we elect to deploy, we must give Motorola the opportunity to supply 50% of our infrastructure requirements for the equipment utilizing the alternate technology for three years. This may limit our ability to negotiate with an alternate equipment supplier. Finally, if we do switch to an alternate technology and we do not maintain Motorola infrastructure equipment at the majority of our transmitter and receiver sites that are deployed at the time the switch is first publicly announced, any equipment financing outstanding by Motorola or its affiliates to us shall become immediately due and payable upon written notice from Motorola.
     We may not be able to finance a change of control offer.
      Upon the occurrence of certain kinds of change of control events, we may be required to repurchase the majority of the principal amount of all of our outstanding debt. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our convertible notes.

     Concerns about health risks associated with wireless equipment may reduce the demand for our services.
      Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. The actual or perceived risk of mobile communications devices could adversely affect us through increased costs of doing business, additional governmental regulation that sets emissions standards or otherwise limits or prohibits our devices from being marketed and sold, a reduction in subscribers, reduced network usage per subscriber or reduced financing available to the mobile communications industry. Further research and studies are ongoing, and we cannot be sure that these studies will not demonstrate a link between radio frequency emissions and health concerns.
Risk Factors Relating To This Offering
     Our subsidiaries hold substantially all of our assets and conduct substantially all of our operations and they will not be obligated to make payments on the notes.
      We conduct substantially all of our business through our subsidiaries. These subsidiaries directly and indirectly own substantially all of the assets of our business and conduct operations themselves and through other subsidiaries. Therefore, we depend on advances from our subsidiaries, the repayment by our subsidiaries of intercompany loans and advances and the payment of dividends to meet our debt service and other obligations. Contractual provisions, laws or regulations to which we or any of our subsidiaries may become subject, as well as any subsidiary’s financial condition and operating requirements, may limit our ability to obtain cash required to service our indebtedness, including the notes.
      The notes are structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables. This means that the creditors of our subsidiaries have priority in their claims on the assets of our subsidiaries over our creditors, including holders of the notes.
     There is no public market for the notes, which could limit their market price or the ability to sell them for an amount equal to or higher than their initial offering price.
      There is no established public trading market for the notes. The notes originally issued in the private offering are eligible for trading on the PORTAL market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL market. The notes will not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for the notes will develop or, if such market develops, that you will be able to sell your notes.
      If a trading market does not develop or is not maintained, holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If a market for the notes develops, any such market may be discontinued at any time. If a public trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, the price of our common stock into which the notes are convertible, prevailing interest rates, our operating results and the market for similar securities. Depending on the price of our common stock into which the notes are convertible, prevailing interest rates, the market for similar securities and other factors, including our financial condition, the notes may trade at a discount from their principal amount.
     We may not have the ability to raise the funds necessary to finance the redemption or repurchase of the notes if required by holders pursuant to the indenture.
      In the event of a “fundamental change” under the indenture, we will be required to offer to redeem all outstanding notes at a price of 100% of the principal amount of the notes, plus accrued and unpaid interest to the redemption date. In addition, holders may require us to repurchase their notes on August 15 of 2010, 2012, 2015 and 2020. However, it is possible that we will not have sufficient funds available at such time to make the required redemption or repurchase of notes. Our existing credit facility contains certain provisions which may prohibit the redemption of the notes under certain circumstances. In addition, any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting redemption of the notes under certain circumstances, expressly prohibit our redemption of the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from redeeming the notes, we could seek the consent of our lenders to redeem the notes or attempt to refinance this debt. If we do not obtain consent, we would not be permitted to redeem the notes. Our failure to redeem tendered notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.
     The market for our common stock historically has experienced significant price and volume fluctuations, which may make it difficult for you to resell the notes or the common stock into which the notes are convertible.
      Subject to certain conditions, the notes are convertible into shares of our common stock. The market for our common stock historically has experienced and may continue to experience significant price and volume fluctuations similar to those experienced by the broader stock market in recent years. Generally, the fluctuations experienced by the broader stock market have affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us, our affiliates or our competitors could cause the market price of our common stock to fluctuate substantially. The trading price of the notes is expected to be affected significantly by the price of our common stock.
     Sales of large amounts of our common stock, or the perception that sales could occur, may depress our stock price.
      Even if our business is doing well, the market price of our common stock could drop if our existing stockholders decide to sell their shares. As of February 6, 2006, Nextel Communications beneficially owned about 9.7% of the outstanding shares of our common stock. The market price could drop significantly if Nextel Communications sold these shares or other investors perceive sales to be imminent. In 2002 we entered into a registration rights agreement with Nextel Communications and MacKay Shields, under the terms of which we filed a registration statement to register the shares of common stock that they own to cover sales that they may make to third parties.
      A substantial number of our shares issuable under our option plans will be freely tradeable. Sales of substantial amounts of these shares could also cause the market price to drop significantly.
      In addition, in September 2003 we issued 3.5% convertible notes due 2033 the outstanding portion of which are convertible into about 6,864,150 shares of our common stock based on the current conversion rate of such notes and in January 2004, we issued 2.875% convertible notes due 2034 that are convertible into about 11,269,800 shares of our common stock based on the current conversion rate of such notes. In connection with the issuance of such notes, we entered into registration rights agreements with the initial purchasers of such notes. Under the terms of those registration rights agreements, we have filed registration statements to register the notes and the common stock issuable upon the conversion of the notes that will cover sales to third parties by the holders of such notes or common stock. The conversion of the notes and the sale of the underlying shares of common stock could adversely affect the market price of our common stock.
     We may not have sufficient cash flow to make payments on the notes and our other debt.
      Our ability to pay principal and interest on the notes and our other debt and to fund our planned capital expenditures depends on our future operating performance. Our future operating performance is subject to a number of risks and uncertainties that are often beyond our control, including general economic conditions and financial, competitive, regulatory and environmental factors. For a discussion of some of these risks and uncertainties, please see “— Risk Factors Relating to Our Company.” Consequently, we cannot assure you that we will have sufficient cash flow to meet our liquidity needs, including making payments on our indebtedness.
      If our cash flow and capital resources are insufficient to allow us to make scheduled payments on your notes or our other debt, we may have to sell assets, seek additional capital or restructure or refinance our debt.

We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.
      If we cannot make scheduled payments on our debt:

•	the holders of our debt could declare all outstanding principal and interest to be due and payable;

•	the holders of our secured debt could commence foreclosure proceedings against our assets;

•	we could be forced into bankruptcy or liquidation; and

•	you could lose all or part of your investment in the notes.
     Because the notes are unsecured, they are also effectively subordinated to any of our existing and future secured debt.
      Our obligations under the notes are unsecured. In contrast, some of our other debt obligations that we may incur in the future may be secured by our assets. As a result, the notes are effectively subordinated to our obligations under any secured debt we may incur in the future. If we are in default on these secured obligations, you may not receive principal and interest payment on your notes.
     The notes are not protected by restrictive covenants.
      The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving NII Holdings except to the extent described under “Description of Notes — Repurchase at Option of the Holder Upon a Fundamental Change.”
     The make-whole adjustment for notes converted in connection with a fundamental change may not adequately compensate you for the lost option time value of your notes as a result of such fundamental change.
      If a fundamental change occurs, under certain circumstances, we will increase the conversion rate according to a make-whole formula on notes converted in connection with such fundamental change. The amount of the increase will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the transaction constituting the fundamental change, as described below under “Description of the Notes — Conversion Rate Adjustments.” Although the make-whole increase is designed to compensate you for the lost option time value of your notes as a result of such fundamental change, the amount of the make-whole increase is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the market price of our common shares at the time of such fundamental change is greater than $125.00 per common share or less than $38.52 per common share (in each case, subject to adjustment), we will not adjust the conversion rate of the notes.
     The value of the conversion right associated with the notes may be substantially lessened or eliminated if we are party to a merger, consolidation or other similar transaction.
      If we are party to a consolidation, merger or binding share exchange or transfer or lease of all or substantially all of our assets pursuant to which our common stock is converted into, or into the right to receive, cash, securities or other property, at the effective time of the transaction, the right to convert a note into our common stock will be changed into a right to convert it into the kind and amount of cash, securities or other property that the holder would have received if the holder had converted its note immediately prior to the transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the notes in the future. For example, if we were acquired in a cash merger, each note would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

     If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.
      If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the antidilution adjustments of the notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
     Conversion of the notes will dilute the ownership interest of existing stockholders.
      The conversion of some or all of the notes will dilute the ownership interest of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.
     You may have to pay taxes with respect to distributions on our common stock that you do not receive.
      The conversion rate of the notes will be adjusted if we distribute property with respect to shares of our common stock and in certain other circumstances. See “Description of Notes — Conversion of Notes.” Under Section 305(c) of the Code and the applicable Treasury Regulations, an increase in the conversion rate as a result of a taxable distribution to our common stockholders generally will result in a deemed distribution to you. Other adjustments in the conversion rate (or failures to make such adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may have the same result. Any deemed distribution to you will be taxable as a dividend to the extent of our current or accumulated earnings and profits. In such a case, holders of the notes will recognize dividend income as a result of an event pursuant to which they receive no cash or other property that could be used to pay the related tax. The amount that you would have to include in income will generally be equal to the value of the additional shares that would be received on conversion as a result of the adjustment to the conversion rate. Such constructive dividends will unlikely be eligible for the dividends received deduction or the reduced rate applicable to certain non-corporate U.S. Holders.

USE OF PROCEEDS
      We will not receive any proceeds from the sale by the selling security holders of the securities offered by this prospectus.
DIVIDEND POLICY
      We have not paid any dividends on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. In addition, some of our financing documents prohibit, and are expected to continue to prohibit, us from paying dividends. We anticipate that for the foreseeable future any cash flow generated from our operations will be used to develop and expand our business and operations and make contractual payments under our debt facilities in accordance with our business plan.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Successor Company				Predecessor Company

Nine Months	Year Ended		Two Months	Ten Months	Year Ended
Ended	December 31,		Ended	Ended	December 31,
September 30,			December 31,	October 31,
2005	2004	2003	2002	2002	2001	2000

4.02x	2.88x	2.55x	3.09x	12.63x	—	0	.15x
      For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less capitalized interest, equity in gains (losses) of unconsolidated affiliates and minority interest in losses of subsidiaries. Fixed charges consist of:

•	interest on all indebtedness, amortization of debt financing costs and amortization of original issue discount;

•	interest capitalized; and

•	the portion of rental expense we believe is representative of interest.
      The deficiency of earnings to cover fixed charges for the year ended December 31, 2001 was $2.42 billion. Our ratio of earnings to fixed charges for the ten months ended October 31, 2002 reflects the impact of $2.18 billion of non-recurring net reorganization gains that we recorded in connection with our emergence from Chapter 11 reorganization.
TWO-FOR-ONE COMMON STOCK SPLIT
      On October 27, 2005, we announced a two-for-one stock split to be effected in the form of a stock dividend, which we paid on November 21, 2005 to stockholders of record on November 11, 2005. The stock split will require retroactive restatement of all historical earnings per share data.
      As a result of the consummation of our plan of reorganization and the transactions that occurred as a result of the implementation of this plan on November 12, 2002, we are operating our existing business under a new capital structure. Therefore, the stock split will not impact our net income per common share for periods prior to October 31, 2002, the date we applied fresh-start accounting principles. Unaudited pro forma results for basic and diluted net income per common share that reflect the effects of the stock split for years ended December 31, 2004 and 2003 and for the two months ended December 31, 2002 are as follows:

					For the Two Months
	For the Year Ended		For the Year Ended		Ended
	December 31, 2004		December 31, 2003		December 31, 2002

	Actual	Pro Forma	Actual	Pro Forma	Actual	Pro Forma

Income from continuing operations before cumulative effect of change in accounting principle per common share, basic	$0.81	$0.40	$1.29	$0.64	$0.05	$0.03
Income from discontinued operations per common share, basic	—	—	—	—	0.33	0.16
Cumulative effect of change in accounting principle per common share, basic	0.01	0.01	—	—	—	—

Net income per common share, basic	$0.82	$0.41	$1.29	$0.64	$0.38	$0.19

Income from continuing operations before cumulative effect of change in accounting principle per common share, diluted	$0.78	$0.39	$1.19	$0.59	$0.05	$0.02
Income from discontinued operations per common share, diluted	—	—	—	—	0.31	0.16
Cumulative effect of change in accounting principle per common share, diluted	0.01	0.01	—	—	—	—

Net income per common share, diluted	$0.79	$0.40	$1.19	$0.59	$0.36	$0.18

      Unaudited pro forma results for basic and diluted net income per common share that reflect the effects of the stock split for net income for each of the four quarters in the year ended December 31, 2004 and 2003 and for the three quarters in the nine months ended September 30, 2005 are as follows:

	2005

	First	Second	Third

Net income per common share:
Basic — as reported	$0.64	$0.43	$0.66

Basic — pro forma	$0.32	$0.21	$0.33

Diluted — as reported	$0.57	$0.40	$0.59

Diluted — pro forma	$0.28	$0.20	$0.30

	For the Three Months Ended

	March 31, 2004		June 30, 2004		September 30, 2004		December 31, 2004

	Actual	Pro Forma	Actual	Pro Forma	Actual	Pro Forma	Actual	Pro Forma

Income before cumulative effect of change in accounting principle per common share, basic	$(0.76)	$(0.38)	$0.43	$0.21	$0.32	$0.16	$0.81	$0.41
Cumulative effect of change in accounting principle per common share, basic	0.01	0.01	—	—	—	—	—	—

Net income per common share, basic	$(0.75)	$(0.37)	$0.43	$0.21	$0.32	$0.16	$0.81	$0.41

Income before cumulative effect of change in accounting principle per common share, diluted	$(0.76)	$(0.38)	$0.40	$0.20	$0.31	$0.15	$0.71	$0.35
Cumulative effect of change in accounting principle per common share, diluted	0.01	0.01	—	—	—	—	—	—

Net income per common share, diluted	$(0.75)	$(0.37)	$0.40	$0.20	$0.31	$0.15	$0.71	$0.35

	2003

	First	Second	Third	Fourth

Net income per common share:
Basic — as reported	$0.17	$0.19	$0.77	$0.17

Basic — pro forma	$0.08	$0.09	$0.39	$0.08

Diluted — as reported	$0.16	$0.18	$0.74	$0.16

Diluted — pro forma	$0.08	$0.09	$0.37	$0.08

DESCRIPTION OF NOTES
      The notes were issued under an indenture dated as of August 15, 2005, between NII Holdings, as issuer, and Wilmington Trust Company, as trustee. The notes and the shares issuable upon conversion of the notes are covered by a registration rights agreement pursuant to which we agreed to file a shelf registration statement with the SEC covering the resale of the notes and the common stock issuable upon conversion of the notes. You may request a copy of the indenture and the registration rights agreement from the trustee.
      The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the indenture, including the definitions of certain terms used in the indenture. Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus by reference.
      As used in this “Description of Notes” section, references to “NII Holdings,” “we,” “our” or “us” refer solely to NII Holdings, Inc. and not to its subsidiaries.
General
      The notes are our senior unsecured obligations and rank equal in right of payment with all of our other existing and future senior unsecured debt and prior to any of our future subordinated debt. The notes effectively rank junior in right of payment to our secured debt to the extent of the value of the assets securing such debt. In addition, we are a holding company and conduct all of our operations through our subsidiaries, and the notes effectively rank junior in right of payment to all liabilities of our subsidiaries. The notes are convertible into common stock as described under “— Conversion of Notes.” Upon a surrender of your notes for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock in amounts described below under “— Conversion of Notes — Payment upon Conversion.”
      The notes were issued only in denominations of $1,000 and multiples of $1,000. The notes will mature on August 15, 2025 unless earlier converted, redeemed or repurchased. We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that such additional notes must be part of the same issue as the notes offered hereby for United States federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without prior notice to holders.
      Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt, or issuing or repurchasing our securities.
      You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us except to the extent described below under “— Repurchase at Option of the Holder Upon a Fundamental Change.”
      The notes bear interest at an annual rate of 2.75% from the date of issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be calculated on the basis of a 360 day year consisting of twelve 30 day months.
      We will pay interest and additional amounts, if any, on February 15 and August 15 of each year, beginning February 15, 2006, to record holders at the close of business on the preceding February 1 and August 1, as the case may be, except interest payable upon redemption or repurchase will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is an interest payment date.

      We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest either:

•	by check mailed to your address as it appears in the note register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you shall be paid, at your written election, by wire transfer in immediately available funds; or

•	by transfer to an account maintained by you in the United States.
      However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.
Conversion of Notes

General
      You may convert any of your notes, in whole or in part, into shares of our common stock prior to the close of business on the final maturity date of the notes, subject to prior redemption or repurchase of the notes, only under the following circumstances:

•	upon satisfaction of a market price condition;

•	upon satisfaction of a trading price condition;

•	at any time on or after July 15, 2010; or

•	upon specified corporate transactions.
      Upon a surrender of your notes for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock in amounts described below under “— Payment upon Conversion.”
      If we call notes for redemption, you may convert the notes only until the close of business on the business day immediately preceding the redemption date unless we fail to pay the redemption price. If you have submitted your notes for repurchase upon a fundamental change, you may convert your notes only if you withdraw your repurchase election. Similarly, if you exercise your option to require us to repurchase your notes other than upon a fundamental change, those notes may be converted only if you withdraw your election to exercise your option in accordance with the terms of the indenture. Upon conversion of a note, the holder will not receive any cash payment of interest or additional amounts, if any (unless such conversion occurs between a regular record date and the interest payment date to which it relates). Our delivery to the holder of the full number of shares of our common stock into which the note is convertible, or cash or a combination of cash and shares of our common stock, including any cash payment for such holder’s fractional shares, will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued but unpaid interest or additional amounts, if any, attributable to the period from the most recent interest payment date to the conversion date.
      As a result, accrued but unpaid interest or additional amounts, if any, to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.
      Notwithstanding the preceding paragraph, if notes are converted after a record date but prior to the next succeeding interest payment date, holders of such notes at the close of business on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date and prior to the next interest payment date, (2) if we have specified a purchase date following a fundamental change that is during such period or (3) to the extent of any overdue interest at the time of conversion with respect to such note.

Conversion Upon Satisfaction of Market Price Condition
      You may surrender your note for conversion into our common stock prior to the close of business on the maturity date during any fiscal quarter commencing after September 30, 2005 if the closing sale price of our common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter. Upon a surrender of your notes for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock in amounts described below under “— Payment upon Conversion.”
      The “closing sale price” of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market System or by the National Quotation Bureau Incorporated. The “conversion price” as of any day will equal $1,000 divided by the conversion rate as of such day.

Conversion Upon Satisfaction of Trading Price Condition
      Prior to July 15, 2010, you may surrender your notes for conversion into our common stock prior to maturity during the five business day period after any five consecutive trading day period in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the closing sale price of our common stock and the conversion rate. Upon a surrender of your notes for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock in amounts described below under “— Payment upon Conversion.”
      The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $10.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $10.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the conversion rate.
      In connection with any conversion upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate.

Conversion on or After July 15, 2010
      You may surrender any of your notes for conversion at any time on or after July 15, 2010.

Conversion Upon Specified Corporate Transactions
      If we elect to:

•	distribute to all or substantially all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days of the declaration date for such distribution, our common stock at a price per share that is less than the average of the closing prices of our common stock for the 10 trading days preceding the declaration date for such distribution; or

•	distribute to all or substantially all holders of our common stock, assets, debt securities or certain rights or warrants to purchase our securities, which distribution has a per share value exceeding 5% of the closing sale price of our common stock on the day preceding the declaration date for such distribution;
we must notify you at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, you may surrender your notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or any announcement by us that such distribution will not take place. No adjustment to your ability to convert will be made if you will otherwise participate in the distribution without conversion. Upon a surrender of your notes for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock in amounts described below under “— Payment upon Conversion.”
      In addition, if a fundamental change under clause (2), (3) or (4) of the definition of that term set forth under “— Repurchase at Option of the Holder Upon a Fundamental Change” occurs, you may surrender any of your notes for conversion during the period starting on the 15th day prior to the anticipated effective date of the fundamental change and ending at the close of business on the 15th day after the actual effective date of such transaction or, if such transaction results in holders having a right to require us to repurchase their notes, the second business day preceding the fundamental change repurchase date (as specified in the fundamental change repurchase right notice described under “— Repurchase at Option of the Holder Upon a Fundamental Change”). In connection with such a fundamental change, we must send you a fundamental change conversion right notice at least 15 trading days prior to the anticipated effective date of the fundamental change in which we will notify you that, among other things, you will have the right to convert the notes. Upon such a conversion in connection with certain fundamental changes, as defined herein, you will receive any increase in the conversion rate described in “— Adjustment to Conversion Rate Upon a Fundamental Change” (subject to our rights described under “— Public Acquirer Change of Control”). If a fundamental change occurs, you may also have the right, at your option, to require us to repurchase all or a portion of your notes as described under “— Repurchase at Option of the Holder Upon a Fundamental Change.”
      Upon any determination by us, the conversion agent or the trustee that you are or will be entitled to convert your notes in accordance with the foregoing provisions, we will issue a press release and publish the information on our website.

Conversion Procedures
      The current conversion rate for the notes is 19.967 shares of common stock per $1,000 principal amount of notes, subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of notes. Instead, we will pay cash equal to the closing price of the common stock on the trading day prior to the conversion date. Except as described above, you will not receive any accrued interest or dividends upon conversion. Upon a surrender of your notes for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock in amounts described below under “— Payment upon Conversion.”

      To convert your note into common stock you must:

•	complete and manually sign the conversion notice on the back of the note or facsimile of the conversion notice and deliver this notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.
      The date you comply with these requirements is the conversion date under the indenture. If your interest is a beneficial interest in a global note, to convert you must comply with the last three requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note.
      The conversion agent will, on your behalf, convert the notes into shares of our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent. Settlement of our obligation to deliver shares and cash (if any) with respect to a conversion will occur on the dates described under “— Payment upon Conversion” below. Delivery of shares will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of notes in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. In addition, we will pay cash for any fractional shares, as described above.

Payment upon Conversion
      Conversion on or Prior to a Redemption Notice Date or the Final Notice Date. In the event that we receive your notice of conversion on or prior to (1) the date on which we give notice of our optional redemption of notes as described under “— Optional Redemption by NII Holdings” (a “redemption notice date”) or (2) the date that is 20 days prior to maturity (the “final notice date”), the following procedures will apply:

•	If we choose to satisfy all or any portion of our obligation to convert the notes (the “conversion obligation”) in cash, we will notify holders through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following the conversion date (the “cash settlement notice period”). If we timely elect to pay cash for any portion of the shares otherwise issuable to holders upon conversion, holders may retract the conversion notice at any time during the two business days following the final day of the cash settlement notice period (the “conversion retraction period”). No such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). Upon the expiration of a conversion retraction period, a conversion notice shall be irrevocable. If we elect to satisfy all or any portion of the conversion obligation in cash, and the conversion notice has not been retracted, then settlement (in cash or in cash and shares) will occur on the business day following the final day of the 20 trading day period beginning on the day after the final day of the conversion retraction period (the “cash settlement averaging period”). If we do not elect to satisfy any part of the conversion obligation in cash (other than cash in lieu of any fractional shares), delivery of the shares of common stock into which the notes are converted (and cash in lieu of any fractional shares) will occur through the conversion agent or DTC, as the case may be, as described above as soon as practicable on or after the conversion date.
      Settlement amounts will be computed as follows:

•	If we elect to satisfy the entire conversion obligation in shares, we will deliver to holders a number of shares equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the applicable conversion rate. In addition, we will pay cash for any fractional share of common stock based on the closing sale price of the common stock on the trading day immediately preceding the conversion date.

•	If we elect to satisfy the entire conversion obligation in cash, we will deliver to holders that have delivered the notice of conversion giving rise to the conversion obligation cash in an amount equal to the product of:

•	a number equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the conversion rate, and

•	the average closing sale price of shares of our common stock during the cash settlement averaging period.

•	If we elect to satisfy a fixed portion (other than 100%) of the conversion obligation in cash, we will deliver to holders the specified cash amount (the “cash amount”) and a number of shares of our common stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares calculated as if we elected to satisfy the entire conversion obligation in shares over the number of shares equal to the sum, for each day of the cash settlement averaging period, of (x) the cash amount divided by the number of days in the cash settlement averaging period, divided by (y) the closing sale price of shares of our common stock. In addition, we will pay cash for all fractional shares of common stock based on the average closing sale price of the common stock during the cash settlement averaging period.

•	Additionally, if we elect to satisfy our conversion obligation in shares of common stock, then if on the date you submit your notice of conversion (x) you hold notes that are neither registered under the Securities Act nor immediately freely saleable pursuant to Rule 144(k) under the Securities Act and (y) there exists a registration default as defined under “— Registration Rights,” we will deliver to holders an additional number of shares equal to 3% of the number of shares calculated above.
      “Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the other principal national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which our common stock is then traded (provided that no day on which trading of our common stock is suspended on such exchange or other trading market will count as a trading day).
      Conversion After a Redemption Notice Date or the Final Notice Date. With respect to conversion notices that we receive after a redemption notice date or the final notice date, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. If we elect to redeem all or a portion of the notes, our notice of redemption will inform the holders of our election to deliver shares of our common stock or cash with respect to notes converted prior to the redemption date as described below under “— Optional Redemption by NII Holdings.” In addition, if we choose to satisfy all or any portion of the conversion obligation with respect to conversions after the final notice date in cash, on or before the final notice date we will send a single notice to holders indicating the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount).
      In the event that we receive notice of conversion after a redemption notice date or the final notice date from holders of notes, settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “— Conversion on or Prior to a Redemption Notice Date or the Final Notice Date,” except that the “cash settlement averaging period” shall be the 20 trading day period beginning on the trading day after the conversion date. If a conversion notice is received from holders of notes after a redemption notice date or the final notice date, such holders will not be allowed to retract the conversion notice. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period. If we do not elect to satisfy any part of the conversion obligation in cash (other than cash in lieu of any fractional shares), delivery of shares of common stock into which the notes are converted (and cash in lieu of any fractional shares) will occur through the conversion agent or DTC, as the case may be, as described above as soon as practicable on or after the conversion date.
      Conversion After Irrevocable Election to Pay Principal In Cash. At any time prior to maturity, we may irrevocably elect, in our sole discretion without the consent of the holders of the notes, by notice to the trustee and the holders of the notes to satisfy in cash 100% of the principal amount of the notes converted after the date of such election. After making such an election, we still may satisfy our conversion obligation to the extent it exceeds the principal amount in cash or common stock or a combination of cash and common stock. If we choose to satisfy all or a portion of the remainder of our conversion obligation in cash, we will provide notice of our election in the same manner as set forth above under either “— Conversion on or Prior to a Redemption Notice Date or the Final Notice Date” or “— Conversion After a Redemption Notice Date or the Final Notice Date,” whichever is applicable. If we choose to satisfy all of the remainder of our conversion obligation in common stock, notice of our election to deliver cash for the principal amount will be deemed to have been provided on the last date of the cash settlement notice period and your notice of conversion will not be retractable. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “— Conversion on or Prior to a Redemption Notice Date or the Final Notice Date” and “— Conversion After a Redemption Notice Date or the Final Notice Date,” as applicable.

Conversion Rate Adjustments
      The conversion rate is subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1) stock dividends in common stock — we pay a dividend or make a distribution on our common stock, payable exclusively in shares of our common stock;

(2) issuance of rights or warrants — we issue to all or substantially all holders of our common stock rights or warrants that allow the holders to purchase shares of our common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price; provided that the conversion rate will be readjusted to the extent that the rights or warrants are not exercised prior to their expiration and as a result no additional shares are delivered or issued pursuant to such rights or warrants;

(3) stock splits and combinations — we:

•	subdivide or split the outstanding shares of our common stock into a greater number of shares;

•	combine or reclassify the outstanding shares of our common stock into a smaller number of shares; or

•	issue by reclassification of the shares of our common stock any shares of our capital stock;

(4) distribution of indebtedness, securities or assets — we distribute to all or substantially all holders of our common stock evidences of indebtedness, securities or assets or certain rights to purchase our securities (provided, however, that if these rights are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding:

•	dividends or distributions described in paragraph (1) above and in paragraph (5) below;

•	rights or warrants described in paragraph (2) above;

•	dividends or distributions paid exclusively in cash described in paragraph (6), (7) or (8) below (the “distributed assets”), in which event (other than in the case of a spin-off as described below), the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock on the record date and the denominator of which is the current market price of our common stock on the record date minus the fair market value, as determined by our board of directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of common stock.

For purposes of this section (unless otherwise stated), the “current market price” of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the trading day prior to the earlier of the record date (if such record date is a trading day or, if not, then on the last trading day prior to such record date) or the day before the ex-dividend trading day for such distribution, and the new conversion rate will take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

Notwithstanding the foregoing, in cases where (a) the fair market value per share of the distributed assets equals or exceeds the current market price of our common stock, or (b) the current market price of our common stock exceeds the fair market value per share of the distributed assets by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, in addition to shares of our common stock, if any, the amount and type of distributed assets you would have received if you had converted your notes immediately prior to the record date;

(5) spin-offs — we distribute to all or substantially all holders of our common stock shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” in which case the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

•	the conversion rate by

•	an adjustment factor equal to the sum of the daily adjustments (as described below) for each of the 10 consecutive trading days beginning on the effective date of the spin-off.

The “daily adjustment” for any given trading day is equal to a fraction:

•	the numerator of which is the closing price of our common stock on that trading day plus the closing price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock on that trading day, and

•	the denominator of which is the product of 10 and the closing price of our common stock on that trading day.

The adjustment to the conversion rate in the event of a spin-off will occur on the tenth trading day from, and including, the effective date of the spin-off;

(6) cash distributions — we make a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of common stock, in which event the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock on the record date, and the denominator of which is the current market price of our common stock on the record date, minus the amount per share of such distribution.

Notwithstanding the foregoing, in cases where (a) the per share amount of such distribution equals or exceeds the current market price of our common stock or (b) the current market price of our common stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, in addition to shares of our common stock, if any, such distribution you would have received if you had converted your notes immediately prior to the record date. For purposes of this clause (6), the “current market price” of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the trading day prior to the ex-dividend trading day for such cash distribution, and the new conversion rate will take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution;

(7) self tender or exchange offers — we (or one of our subsidiaries) make a payment in respect of a tender offer or exchange offer for our common stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which will be the sum of (a) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in the tender or exchange offer and (b) the product of (i) the number of shares of our common stock outstanding less any such purchased shares and (ii) the closing sale price of our common stock on the trading day next succeeding the date of the expiration of the tender or exchange offer, and the denominator of which will be the product of (a) the number of shares of our common stock outstanding, including any such purchased shares, and (b) the closing sale price of our common stock on the trading day next succeeding the date of expiration of the tender or exchange offer.

(8) repurchases — we (or one of our subsidiaries) make a payment in respect of a repurchase for our common stock the consideration for which exceeded the then-prevailing market price of our common stock (such amount, the “repurchase premium”), and that repurchase, together with any other repurchases of our common stock by us (or one of our subsidiaries) involving a repurchase premium concluded within the preceding 12 months, resulted in the payment by us of an aggregate consideration exceeding an amount equal to 10% of the market capitalization of our common stock, the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock and the denominator of which is (a) the current market price of our common stock, minus (b) the quotient of (i) the aggregate amount of all of the repurchase premiums paid in connection with such repurchases and (ii) the number of shares of common stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by our board of directors;

provided that no adjustment to the conversion rate will be made to the extent the conversion rate is not increased as a result of the above calculation and provided further that the repurchases of our common stock effected by us or our agent in conformity with Rule 10b-18 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) will not be included in any adjustment to the conversion rate made under this clause (8).

For purposes of this clause (8):

•	the market capitalization will be calculated by multiplying the current market price of our common stock by the number of shares of common stock then outstanding on the date of the repurchase triggering the adjustment immediately prior to such repurchase,

•	the current market price will be the average of the closing sale prices of our common stock for the five consecutive trading days beginning on the trading day next succeeding the date of the repurchase triggering the adjustment, and

•	in determining the repurchase premium, the “then-prevailing market price” of our common stock will be the average of the closing sale prices of our common stock for the five consecutive trading days ending on the relevant repurchase date; and

(9) third party tender or exchange offers — someone other than us or our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer. The adjustment referred to in this clause (9) will only be made if

•	the number of shares acquired by the third party pursuant to the tender offer or exchange offer increases the third party’s ownership of our common stock to more than 25% of the total shares of common stock outstanding; and

•	the cash and value of any other consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the business day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which will be the sum of (a) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock purchased in the tender or exchange offer and (b) the product of (i) the number of shares of our common stock outstanding less any such purchased shares and (ii) the closing sale price of our common stock on the trading day next succeeding the date of the expiration of the tender or exchange offer, and the denominator of which will be the product of (a) the number of shares of our common stock outstanding, including any such purchased shares, and (b) the closing sale price of our common stock on the trading day next succeeding the date of expiration of the tender or exchange offer.
      However the adjustment referred to in this clause (9) will generally not be made if as of the closing of the offer, the offering documents disclose plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets.
      If a payment would cause an adjustment to the conversion rate under both clause (7) and clause (8), the provisions of clause (7) shall control.
      In the event of a taxable distribution to holders of our common stock which results in an adjustment of the conversion rate, you may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock. See “Certain United States Tax Considerations.” In addition to these adjustments, we may increase the conversion rate as our board of directors considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give you at least 15 days’ notice, with a copy to the trustee and calculation agent, of such an increase in the conversion rate. Any increase, however, will not be taken into account for purposes of determining whether the closing price of our common stock equals or exceeds 105% of the conversion price in connection with an event that otherwise would be a fundamental change as defined below.
      No adjustment to the conversion rate or your ability to convert will be made if you otherwise participate in the distribution without conversion or in certain other cases.
      The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any.
      If you will receive common stock upon conversion of your notes, you will also receive the associated rights under any stockholder rights plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been exchanged.
      In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, upon conversion of your notes, you will be entitled to receive the same type and amount of consideration that you would have been entitled to receive if you had converted the notes into our common stock immediately prior to any of these events, except as set forth below under “— Public Acquirer Change of Control.”
      For purposes of the foregoing, the type and amount of consideration that you would have been entitled to receive as a holder of our common stock in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.
      Simultaneously with an adjustment of the conversion rate, we will disseminate a press release detailing the new conversion rate and other relevant information and publish the information on our website.
Optional Redemption by NII Holdings
      No sinking fund is provided for the notes. Prior to August 20, 2010, the notes will not be redeemable. On or after August 20, 2010, we may redeem the notes in whole or in part at any time for a redemption price in cash equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest (including additional amounts, if any) up to but excluding the redemption date.
      If the redemption date is an interest payment date, interest shall be paid to the record holder on the relevant record date. We are required to give notice of redemption by mail to holders not more than 60 but not less than 30 days prior to the redemption date. Our notice of redemption will inform the holders of our election to deliver shares of our common stock or to pay cash in lieu of delivery of shares of common stock with respect to any notes or portions thereof converted prior to the redemption date.
      If less than all of the outstanding notes are to be redeemed, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be of the portion selected for redemption.
      We may not redeem the notes if we have failed to pay any interest on the notes and such failure to pay is continuing. We will notify the noteholders if we redeem the notes.
Repurchase at Option of the Holder
      You have the right to require us to repurchase the notes on August 15 of 2010, 2012, 2015 and 2020. We will be required to repurchase any outstanding note for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the notes listed in the notice. Our repurchase obligation will be subject to certain additional conditions.
      The repurchase price payable for a note will be equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date.
      Your right to require us to repurchase notes is exercisable by delivering a written repurchase notice to the paying agent within 20 business days of the repurchase date. The paying agent initially will be the trustee.
      The repurchase notice must state:

(1) if certificated notes have been issued, the note certificate numbers (or, if your notes are not certificated, your repurchase notice must comply with appropriate DTC procedures);

(2) the portion of the principal amount of notes to be repurchased, which must be in $1,000 multiples; and

(3) that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.
      You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business of the repurchase date. The withdrawal notice must state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes (or, if your notes are not certificated, your withdrawal notice must comply with appropriate DTC procedures); and

•	the principal amount, if any, which remains subject to the repurchase notice.
      We must give notice of an upcoming repurchase date to all noteholders not less than 20 business days prior to the repurchase date at their addresses shown in the register of the registrar. We will also give notice to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that holders must follow to require us to repurchase their notes.
      Payment of the repurchase price for a note for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the note, together with necessary endorsements, to the paying agent at its office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the note will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the note. If the paying agent holds money sufficient to pay the repurchase price of the note on the repurchase date, then, on and after the business day following the repurchase date:

•	the note will cease to be outstanding;

•	interest will cease to accrue; and

•	all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the note.
      This will be the case whether or not book-entry transfer of the note has been made or the note has been delivered to the paying agent.
      Our ability to repurchase notes with cash may be limited by the terms of our then-existing borrowing agreements. Even though we become obligated to repurchase any outstanding note on a repurchase date, we may not have sufficient funds to pay the repurchase price on that repurchase date. See “Risk Factors — Risks Related to the Offering — We may not have the ability to raise the funds necessary to finance the redemption or repurchase of the notes if required by holders pursuant to the indenture.”

      We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable to our offer to repurchase the notes.
Repurchase at Option of the Holder Upon a Fundamental Change
      If a fundamental change (as defined below) occurs at any time prior to maturity, you will have the right (subject to our rights described under “— Public Acquirer Change of Control”) to require us to repurchase any or all of your notes for cash, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof. The cash price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to (but not including) the fundamental change repurchase date, unless such fundamental change repurchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding record date. For a discussion of the United States federal income tax treatment of a holder receiving cash, see “Certain United States Tax Considerations.”
      At least 15 trading days prior to the expected effective date of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent and calculation agent a notification (the “fundamental change conversion right notice”) stating:

•	if applicable, whether we will elect to adjust the conversion rate and related conversion obligation as described under “— Public Acquirer Change of Control” or issue additional shares upon conversion as described under “— Adjustment to Conversion Rate Upon a Fundamental Change”; or

•	whether we expect that holders will have the right to require us to repurchase their notes as described in this section.
      We must also state in the fundamental change conversion right notice that the holders of the notes have the right to convert their notes in accordance with the provisions of the indenture described under “— Conversion of Notes — Conversion Upon Specified Corporate Transactions.”
      A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1) our common stock (or other common stock into which the notes are convertible) is neither traded on the New York Stock Exchange or another U.S. national securities exchange nor quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States; or

(2) any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

(3) we merge or consolidate with or into any other person (other than a subsidiary), another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

•	that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

•	pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

•	which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity; or

(4) at any time our continuing directors do not constitute a majority of our board of directors (or, if applicable, a successor person to us).
      However, notwithstanding the foregoing, holders of the notes will not have the right to require us to repurchase any notes under clause (2), (3) or (4) (and we will not be required to deliver the fundamental change repurchase right notice incidental thereto), if either:

•	the closing sale price of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the fundamental change or the public announcement of the fundamental change, in the case of a fundamental change relating to an acquisition of capital stock under clause (2) above, or the period of 10 consecutive trading days ending immediately before the fundamental change, in the case of a fundamental change relating to a merger, consolidation, asset sale or otherwise under clause (3) above or a change in the board of directors under clause (4) above, equals or exceeds 105% of the applicable conversion price of the notes in effect on each of those five trading days; or

•	at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a fundamental change under clause (2) and/or clause (3) above consists of shares of common stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.
      For purposes of these provisions, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
      The term “continuing directors” means, as of any date of determination, any member of our board of directors who (a) was a member of our board of directors on the date of the indenture or (b) becomes a member of our board of directors subsequent to that date and was appointed, nominated for election or elected to our board of directors with the approval of a majority of the continuing directors who were members of our board of directors at the time of such appointment, nomination or election.
      The term “capital stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.
      In addition to the fundamental change conversion right notice required to be sent prior to certain fundamental changes described above, on or before the 15th day after the date on which a fundamental change transaction becomes effective (which fundamental change results in the holders of notes having the right to cause us to repurchase their notes) (the “effective date”), we will provide to all holders of the notes and the trustee and paying agent and calculation agent a notice of the occurrence of the fundamental change and of the resulting repurchase right (the “fundamental change repurchase right notice”). The fundamental change repurchase right notice will state, among other things:

•	the events causing a fundamental change;

•	if we have elected to adjust the conversion rate and related conversion obligation as described under “— Public Acquirer Change of Control” pursuant to a fundamental change that falls under clause (2),

(3) or (4) of the definition of fundamental change, the conversion rate, any adjustments to the conversion rate and the details of the public acquirer common stock;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	that the notes with respect to which a repurchase notice has been given by the holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

      Simultaneously with providing such fundamental change repurchase right notice, we will issue a press release and publish the information through a public medium customary for such press releases, as we as publish the information on our website.
      To exercise the repurchase right, you must deliver, before the close of business on the second business day immediately preceding the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with the repurchase notice duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of the notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.
      If the notes are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.
      You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal will state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, that remains subject to the repurchase notice.
      If the notes are not in certificated form, the notice of withdrawal must comply with appropriate DTC procedures.
      We will be required to repurchase the notes no less than 20 and no more than 35 days after the date of our mailing of the fundamental change repurchase right notice with respect to the occurrence of the relevant fundamental change, subject to extension to comply with applicable law. To receive payment of the repurchase price, you must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice. Holders will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the business day following the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the notes).
      We will under the indenture:

•	comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes upon a fundamental change.
      The rights of the holders to require us to repurchase their notes upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock, or to obtain control of us by any means, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in other offerings of debt securities similar to the notes that have been marketed by the initial purchaser of the notes. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchaser of the notes and us.
      The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement, if applicable, that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
      The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.
      The terms of existing or future debt instruments could prohibit us from repurchasing any notes, or provide that certain fundamental changes would constitute a default thereunder. If a fundamental change occurs at a time when we are prohibited from repurchasing notes, we could seek the consent of the holders of the applicable debt to the repurchase of notes or could attempt to refinance the applicable debt that contains such prohibitions. If we do not obtain such a consent or repay such debt, we will remain prohibited from repurchasing any notes. In such case, our failure to purchase tendered notes would constitute an event of default under the indenture, which may, in turn, constitute a default under such debt.
      Our ability to repurchase notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends, loans or other distributions from our subsidiaries and the terms of our then existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. In addition, we have, and may in the future incur, other indebtedness with similar fundamental change provisions permitting holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
Adjustment to Conversion Rate Upon a Fundamental Change
      If and only to the extent that you convert your notes in connection with a fundamental change described in clause (2), (3) or (4) of the definition of fundamental change (and subject to our rights described under “— Public Acquirer Change of Control”), we will increase the conversion rate for the notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below; provided, however, that no increase will be made in the case of a fundamental change if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such fundamental change transaction consists of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq

Stock Market or another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the notes become convertible solely into such common stock.
      The number of additional shares will be determined by reference to the table below, based on the effective date of the fundamental change and the price (the “stock price”) paid per share of our common stock in such fundamental change transaction. If holders of our common stock receive only cash in such fundamental change transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last closing prices of our common stock on each of the five consecutive trading days prior to but not including the effective date of such fundamental change.
      A conversion of notes by a holder will be deemed for these purposes to be “in connection with” a fundamental change if the conversion notice is received by the conversion agent on or subsequent to the effective date of the fundamental change and prior to the 45th day following the effective date of the fundamental change (or, if earlier and to the extent applicable, the close of business on the second business day immediately preceding the fundamental change repurchase date (as specified in the fundamental change repurchase right notice described under “— Repurchase at Option of the Holder Upon a Fundamental Change”)).
      The stock prices set forth in the first row of the following table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under “— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and for the same events as the conversion rate as set forth under “— Conversion Rate Adjustments” above.
      The following table sets forth the hypothetical increase in the conversion rate, expressed as a number of additional shares issuable per $1,000 initial principal amount of notes as a result of a fundamental change that occurs in the corresponding period:

	Stock Price
Fundamental Change
Effective Date	$38.52	$42.50	$45.00	$47.50	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$87.50	$100.00	$125.00

August 15, 2005.	5.60	4.64	4.08	3.64	3.24	2.66	2.22	1.90	1.66	1.48	1.14	0.94	0.78
August 15, 2006.	5.42	4.38	3.80	3.32	2.94	2.34	1.92	1.62	1.40	1.22	0.94	0.76	0.64
August 15, 2007.	5.32	4.14	3.52	3.00	2.60	1.98	1.58	1.30	1.10	0.96	0.72	0.60	0.50
August 15, 2008.	5.26	3.88	3.18	2.62	2.18	1.56	1.16	0.92	0.76	0.66	0.50	0.40	0.34
August 15, 2009.	5.24	3.56	2.72	2.08	1.60	0.98	0.64	0.46	0.36	0.32	0.24	0.22	0.18
August 15, 2010.	6.00	3.56	2.26	1.08	0.04	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
      The additional share amounts set forth above are based upon a current conversion price of $50.08.
      The exact stock price and conversion dates may not be set forth on the table; in which case, if the stock price is:

•	between two stock price amounts on the table or the conversion date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	more than $125.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	less than $38.52 per share (subject to adjustment), no additional shares will be issued upon conversion.
      Notwithstanding the foregoing, in no event will the conversion rate exceed 25.967 per $1,000 initial principal amount of the notes, after giving effect to the make whole adjustment and any related increase in the conversion rate described above, subject to anti-dilution adjustments described under “— Conversion Rate Adjustments.”

Public Acquirer Change of Control
      Notwithstanding the foregoing, in the case of a public acquirer change of control (as defined below), we may, in lieu of permitting a repurchase at the holder’s option or adjusting the conversion rate as described under “— Adjustment to Conversion Rate Upon a Fundamental Change,” elect to adjust the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes into a number of shares of public acquirer common stock (as defined below) by adjusting the conversion rate in effect immediately before the public acquirer change of control by a fraction:

•	the numerator of which will be (a) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which our common stock is converted into cash, securities or other property, the fair market value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (b) in the case of any other public acquirer change of control, the average of the last reported sale price of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•	the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control.
      If we elect to adjust the conversion rate as described in this section, we must send you a fundamental change conversion right notice at least 15 trading days prior to the expected effective date of the fundamental change that is also a public acquirer change of control, as described under “— Repurchase at Option of the Holder Upon a Fundamental Change.” If we elect to adjust the conversion rate in connection with a public acquirer change of control, holders of the notes will not have the right to receive additional shares as described under “— Adjustment to Conversion Rate Upon a Fundamental Change” or to require us to repurchase such notes in connection with the fundamental change that is also a public acquirer change of control.
      A “public acquirer change of control” means any event constituting a fundamental change that gives holders the right to cause us to repurchase the notes as described above under “— Repurchase at Option of the Holder Upon a Fundamental Change” and the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter-trading market in the United States or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if the acquirer is majority owned directly or indirectly by a corporation that has a class of common stock satisfying the foregoing requirement; in such case, all references to public acquirer common stock will refer to such class of common stock. For purposes of public acquirer common stock, “majority owned” means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
Consolidation, Merger and Sale of Assets by NII Holdings
      The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•	we are the surviving person, or the resulting, surviving or transferee person, if other than us is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor person assumes all of our obligations under the notes, the indenture and the registration rights agreement; and

•	we or such successor person will not be in default under the indenture immediately after the transaction.
      When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture.
Events of Default; Notice and Waiver
      The following are events of default under the indenture:

•	we fail to pay principal or premium, if any, when due upon redemption, repurchase or otherwise on the notes;

•	we fail to pay any interest and additional amounts, if any, on the notes when due and such failure continues for a period of 30 days;

•	we fail to perform or observe any of the covenants in the indenture for 60 days after notice;

•	there occurs an event of default with respect to our and certain of our subsidiaries’ or affiliates indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $10.0 million, whether such indebtedness now exists or is hereafter incurred, which default or defaults:

•	shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

•	shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period) and such default shall not have been rescinded or such indebtedness shall not have been discharged within 10 days; or

•	certain events involving our bankruptcy, insolvency or reorganization.
      Our obligations under the indenture are not intended to provide creditors’ rights in bankruptcy for any amounts in excess of the par value of the notes plus accrued and unpaid interest (including additional amounts, if any). The trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal, premium, interest or additional amounts, if any, on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.
      If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal, premium, if any, and accrued interest and additional amounts, if any, on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the principal, premium, if any, and accrued interest and additional amounts, if any, on the notes will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal, premium, if any, interest or additional amounts, if any, that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding notes may waive these past defaults.
      Payments of principal, premium, if any, interest or additional amounts, if any, on the notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.
      The holders of a majority of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.
      No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal, premium, if any, or interest on the notes, unless:

•	the holder has given the trustee written notice of an event of default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the notes; and

•	the trustee fails to comply with the request within 60 days after receipt.
Modification and Waiver
      We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the noteholders to, among other things, cure any ambiguity, defect or inconsistency or make any change necessary to conform the indenture to this “Description of Notes” or make any other change that does not adversely affect the rights of any noteholder.
      We and the trustee may amend or supplement the indenture or the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the noteholders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note affected thereby if such amendment, supplement or waiver would:

•	extend the fixed maturity of any note;

•	reduce the rate or extend the time for payment of interest or additional amounts, if any, of any note;

•	reduce the principal amount or premium, if any, of any note;

•	reduce any amount payable upon redemption or repurchase of any note;

•	adversely change our obligation to redeem or repurchase any note at the option of a holder or upon a fundamental change;

•	impair the right of a holder to institute suit for payment on any note;

•	change the currency in which any note is payable;

•	impair the right of a holder to convert any note or reduce the number of shares of common stock or the amount of any other property receivable upon conversion;

•	reduce the above-stated percentage of the outstanding notes necessary to modify or amend the indenture;

•	change any obligation of ours to maintain an office or agency in the places and for the purposes specified in the indenture; or

•	subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture.
Form, Denomination and Registration

General
      The notes were issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Note, Book-Entry Form
      Notes are evidenced by one or more global notes. We have deposited the global notes with DTC and registered the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
      Beneficial interests in a global note may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.
      Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.
      We will pay interest and additional amounts, if any, on, and the redemption price and the repurchase price of, a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
      Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.
      DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.
      DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

      We will issue notes in definitive certificate form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

•	an event of default shall have occurred and the maturity of the notes shall have been accelerated in accordance with the terms of the notes and any holder shall have requested in writing the issuance of definitive certificated notes; or

•	we have determined in our sole discretion that notes shall no longer be represented by global notes.
      In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon the reasonable request of any beneficial holder on terms acceptable to us, the trustee and the depositary.
      Notwithstanding any other provision of the indenture that relates to the notes, so long as a series of notes is a global note, we and the trustee will be bound at all times by the applicable procedures of the depositary with respect to such series.
Registration Rights of the Noteholders
      We entered into a registration rights agreement with the initial purchaser of the notes pursuant to which we filed a shelf registration statement with the SEC covering resales of the registrable securities (as defined below). Under the terms of the registration rights agreement, we will use our reasonable best efforts to keep the shelf registration statement effective until the earlier of:

•	all of the registrable securities have been sold pursuant to the shelf registration statement; or

•	the expiration of the holding period under Rule 144(k) under the Securities Act, or any successor provision.
      When we use the term “registrable securities” in this section, we are referring to the notes and the common stock issuable upon conversion of the notes until the earliest of:

•	the effective registration under the Securities Act and the resale of the securities in accordance with the registration statement;

•	the expiration of the holding period with respect to the registrable securities under Rule 144(k) under the Securities Act, or any successor provision; and

•	the sale of the registrable securities to the public pursuant to Rule 144 under the Securities Act, or any similar provision then in force, but not Rule 144A.
      We may suspend the use of the prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period shall not exceed:

•	30 days in any three-month period; or

•	an aggregate of 90 days for all periods in any 12-month period.
      Notwithstanding the foregoing, we will be permitted to suspend the use of the prospectus for up to 60 days in any three-month period under certain circumstances, relating to possible acquisitions, financings or other similar transactions with which we may be involved.
      We refer to each of the following as a registration default:

•	the registration statement has not been filed prior to or on the 90th day following the closing date; or

•	the registration statement has not been declared effective prior to or on the 180th day following the closing date, which we refer to as the effectiveness target date; or

•	at any time after the effectiveness target date, the registration statement ceases to be effective or fails to be usable and (1) we do not cure the registration statement by filing with the SEC within seven business days after notice a post-effective amendment, prospectus supplement or other documents and do not use our reasonable best efforts to have any such post-effective amendment declared effective within 60 days of filing, (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 30th or 60th day, as the case may be, or (3) a suspension period, when aggregated with other suspension periods during the prior 12-month period, continues, unterminated, for more than 90 days.

      If we do not fulfill certain of our obligations under the registration rights agreement, we will be required to pay liquidated damages in the form of additional cash interest, which we refer to as “additional amounts,” to holders of the notes. Such additional amounts will accrue on the notes that are registrable securities, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. Additional amounts will be paid semiannually in arrears on each February 15 and August 15 and will accrue at a rate per year equal to 0.50% of the principal amount of a note. In no event will additional amounts exceed 0.50% per year.
      If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional amounts on such common stock, but will receive additional shares upon conversion equal to 3% of the applicable conversion rate for each $1,000 original principal amount of notes (except to the extent we elect to deliver cash upon conversion). In addition, such holder will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to, but excluding, the settlement date. If a registration default with respect to the common stock occurs after a holder has converted its notes into common stock, such holder will not be entitled to any compensation with respect to such common stock.
      A holder who elects to sell registrable securities pursuant to the shelf registration statement is required to:

•	be named as a selling stockholder in the related prospectus;

•	deliver the prospectus to purchasers; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.
      Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;

•	provide each registered holder copies of the prospectus;

•	notify holders when the shelf registration statement has become effective; and

•	take other reasonable actions as are required to permit unrestricted resales of the registrable securities in accordance with the terms and conditions of the registration rights agreement.
      The plan of distribution of the shelf registration statement will permit resales of registrable securities by selling security holders in underwritten offerings and through brokers and dealers.
      We will give notice to all holders of the effectiveness of the shelf registration statement by issuing a press release to Reuters Economic Services and Bloomberg Business News. We have included as Appendix A to this prospectus a form of notice and questionnaire to be completed and delivered by a holder interested in selling its registrable securities pursuant to the shelf registration statement. In order to sell your registrable securities, you must complete and deliver the questionnaire to us at least three business days prior to your intended distribution. In order to be named as a selling security holder in the prospectus at the time of effectiveness of the shelf registration statement, you must complete and deliver the questionnaire to us on or prior to the tenth business day before the effectiveness of the registration statement. Upon receipt of a completed questionnaire after that time, together with any other information we may reasonably request following the effectiveness, we will, within seven business days, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit you to deliver your prospectus to purchasers of registrable securities, subject to our right to suspend the use of the prospectus. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 60 days of the filing. If you do not complete and deliver a questionnaire or provide the other information we may request, you will not be named as a selling stockholder in the prospectus and will not be permitted to sell your registrable securities pursuant to the shelf registration statement.
      This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.
Rule 144A Information Request
      We will furnish to the holders or beneficial holders of the notes or the underlying common stock and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.
Information Concerning the Trustee
      We have appointed Wilmington Trust Company, the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.
      The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.
Governing Law
      The notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
      The following description is a summary of the material provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws have been filed with the Securities and Exchange Commission and are incorporated into this prospectus.
General
      As of February 6, 2006, NII Holdings had 310,000,000 shares of capital stock authorized. This authorized capital stock consisted of:

•	300,000,000 shares of common stock, par value $0.001 per share, 152,147,641 of which were outstanding; and

•	10,000,000 shares of undesignated preferred stock, par value $0.001 per share, which we refer to as our Undesignated Preferred Stock, none of which are currently outstanding.
Common Stock

Voting
      Subject to the rights of the holder of any preferred stock outstanding at the time, each share of our common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders on which the holders of the common stock are entitled to vote. Holders of the common stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation generally. The common stock does not have cumulative voting rights in connection with the election of directors.

Dividends
      Subject to the preferences of any preferred stock then outstanding, the holders of common stock are entitled to receive dividends and other distributions in cash, property or shares of stock of the corporation as may be declared thereon by the corporation’s board of directors from time to time out of assets or funds of the corporation legally available therefor.

Liquidation
      If we are liquidated (either partial or complete), dissolved or wound up, whether voluntarily or involuntarily, the holders of the common stock shall be entitled to share ratably in our net assets remaining after payment of all liquidation preferences, if any, applicable to any outstanding preferred stock. There are no redemption or sinking fund provisions applicable to the common stock.
Undesignated Preferred Stock
      The board of directors is granted the authority to from time to time issue the Undesignated Preferred Stock as preferred stock of one or more series and in connection with the creation of any such series to fix by resolution the designation, voting powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock, adversely affect the rights and powers, including voting rights, of holders of common stock, and have the effect of delaying, deterring or preventing a change in control of us.

Preemptive Rights
      No holder of any share of our capital stock has any preemptive right to subscribe to an additional issue of our capital stock or to any security convertible into such stock.
Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.
Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

General
      Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Board of Directors
      According to our Amended and Restated Bylaws, the board of directors must be composed of at least one and no more than twelve directors. Our board currently consists of nine directors. The number of directors may be changed from time to time by resolution of the board of directors. Directors need not be stockholders of the corporation. According to our Amended and Restated Certificate of Incorporation, we have a board of directors consisting of three classes, with the term of office of one class expiring each year. The three directors of the first class hold office until the next annual meeting or until a successor is duly elected and qualified, the three directors of the second class will hold office until the next succeeding annual meeting or until a successor is duly elected and qualified, and the three directors of the third class will hold office until the next thereafter succeeding annual meeting or until a successor is duly elected and qualified. Commencing with the next annual meeting, each class of directors whose term shall then or thereafter expire will be elected to hold office for a three-year term.

Stockholder Actions and Special Meetings
      In accordance with Delaware law, any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting or a vote if the action is consented to in writing by holders of outstanding stock having the votes necessary to authorize the action. Our Amended and Restated Bylaws provide that the chairman of the board and chief executive officer may call special meetings of the stockholders for any purpose at any time. Further, the Amended and Restated Bylaws provide that a special meeting shall be called by the secretary upon the written request of a majority of the board of directors or of stockholders holding a majority of the entire capital stock issued and outstanding and entitled to vote. This request must state the purposes of the proposed meeting.

Anti-Takeover Statute
      Generally, section 203 of the Delaware general corporation law prohibits a publicly held Delaware company from engaging in a business combination with an interested stockholder for a period of three years after the time the stockholder became an interested stockholder. However, the interested stockholder may engage in a business combination if specified conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in section 203 do not apply if:

•	before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

•	at or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
      Under section 203 of the Delaware general corporation law, a business combination includes:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all its outstanding stock;

•	transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

•	transactions involving the corporation, which have the effect of increasing the proportionate share of the corporation’s stock of any class or series that is owned by the interested stockholder; or

•	transactions in which the interested stockholder receives financial benefits provided by the corporation.
      Under section 203 of the Delaware general corporation law, an interested stockholder generally is

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•	any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether or not that person is an interested stockholder; and

•	the affiliates or associates of either of the above categories of persons.
      Under some circumstances, section 203 of the Delaware general corporation law makes it more difficult for an interested stockholder to effect various business combinations with us for a three-year period, although our stockholders may elect to exclude us from the restrictions imposed under this section.
CERTAIN UNITED STATES TAX CONSIDERATIONS
General
      The following summary describes the material United States federal income tax, and in the case of Non-U.S. Holders (as defined below) estate tax, consequences of the purchase, ownership and disposition of the notes and common stock into which the notes may be converted, as of the date hereof. The information provided below is based on the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions all as in effect as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect.
      Any discussion of the United States federal tax issues set forth in this prospectus was written to support the promotion and marketing of the transactions described herein. Such discussion was not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding any United States tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor. The summary applies to holders that purchase and hold the notes and common stock into which the notes may be converted as capital assets for tax purposes (generally, property held for investment). The summary generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, such as:

•	banks or other financial institutions;

•	entities treated as partnerships for United States federal income tax purposes;

•	U.S. Holders (as defined below) whose functional currency is other than the United States dollar;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	dealers in securities or currencies;

•	persons holding the notes in a tax-deferred or tax-advantaged account; or

•	persons that will hold notes or the common stock into which the notes may be converted as a hedge against currency risk or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the notes or the common stock into which the notes may be converted (as the case may be) and one or more other investments.
      If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds the notes or our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective holder that is a partner of a partnership holding the notes or our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of the notes or our common stock.
      Finally, the summary does not describe the effect of the federal gift tax laws or the effect of any applicable foreign, state or local laws. This discussion is for general information only and is not intended as legal or tax advice to any particular investor. This summary does not provide a complete analysis or listing of all potential tax considerations. Prospective holders should consult their own independent tax advisors with respect to the tax consequences to them of the purchase, ownership, conversion and disposition of the notes and the common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.
      For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a note or our common stock acquired upon conversion of a note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity subject to tax as a corporation for United States federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all of its substantial decisions. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as United States trusts prior to such date, may elect to be treated as U.S. Holders. A “Non-U.S. Holder” is any beneficial owner of a note or our common stock acquired upon conversion of a note that is not a U.S. Holder.

Tax Consequences to U.S. Holders

Payments of Interest on the Notes
      Qualified Stated Interest. Qualified stated interest is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single rate that appropriately takes into account the length of intervals between payments. Payments of cash interest on the notes will constitute qualified stated interest and generally will be taxable to a U.S. Holder as ordinary interest income at the time such interest is accrued or received in accordance with the U.S. Holder’s regular method of accounting for United States federal income tax purposes. If, however, the notes’ “stated redemption price at maturity” (generally the sum of all payments required under the notes other than payments of qualified stated interest) exceeds the issue price by more than a de minimis amount, a U.S. Holder will be required to include such excess in income as original issue discount, as it accrues in accordance with a constant yield method based on compounding interest before the receipt of cash payments attributable to this income. We believe the notes were not issued with original issue discount for federal income tax purposes.
      Market Discount. If a U.S. Holder acquires a note for an amount that is less than its stated redemption price at maturity, the amount of such difference is treated as “market discount” for United States federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the remaining number of complete years to maturity from the date of acquisition.
      A U.S. Holder that purchases a note with market discount is required to treat any principal payment or any payment that is not qualified stated interest on, or any gain upon the sale, exchange, or retirement (including redemption or repurchase) of a note, as ordinary income to the extent of the accrued market discount on the note that has not previously been included in gross income. If a U.S. Holder disposes of the note in certain otherwise tax-free transactions, accrued market discount is includible in gross income by the U.S. Holder, as ordinary income, as if such U.S. Holder had sold the note at its then fair market value. If a note with accrued market discount that has not previously been included in gross income is converted into common stock, the amount of such accrued market discount generally will be taxable as ordinary income upon disposition of the common stock received upon conversion.
      In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis in the year the note is acquired and is irrevocable.
      A U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry notes with market discount (such interest expense will be allowed in subsequent years to the extent of “net interest income,” or in the year of disposition). A U.S. Holder may, however, elect to include market discount in gross income as it accrues, rather than upon a disposition of the note, in which case the deferral of interest expenses, described in the previous sentence, will not apply. An election to include market discount in gross income on an accrual basis will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and is made for all subsequent years and is irrevocable without the consent of the Internal Revenue Service (the “IRS”). A U.S. Holder’s tax basis in a note will be increased by the amount of market discount included in such U.S. Holder’s gross income under such an election.
      Amortizable Note Premium. If a U.S. Holder purchases a note for an amount that, when reduced by the value of the conversion feature, is in excess of the stated redemption price at maturity (reduced, in the case of subsequent purchasers, by any payments on the notes prior to purchase, other than payments of qualified stated interest), such U.S. Holder will be considered to have purchased such note at a “premium.” The value of the conversion feature is the excess, if any, of the note’s purchase price over what the note’s fair market value would be if there were no conversion feature (determined in any reasonable manner). U.S. Holders may elect to amortize the premium as an offset to qualified stated interest, using a constant yield to maturity method over the remaining term of the note, subject to special provisions for debt instruments with early call dates. A U.S. Holder that elects to amortize its premium must reduce such U.S. Holder’s tax basis in the note by the amount of premium used to offset qualified stated interest income as set forth above. An election to amortize premium applies to all taxable debt obligations held during or after the taxable year for which the election is made and may be revoked only with the consent of the IRS.
      If an election to amortize note premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of tax accounting and will generally receive a tax benefit from the note premium only upon computing its gain or loss upon the sale or other disposition or payment of the principal amount of the note.
      Election to Treat All Interest as Original Issue Discount. U.S. Holders may elect to include in gross income all interest that accrues on a note, including stated interest, market discount and original issue discount, by using the constant yield to maturity method as generally determined in computing original issue discount. U.S. Holders wishing to make such election should consult their tax advisor.
      Treatment of Liquidated Damages. We are obligated to pay predetermined liquidated damages in circumstances described in “Description of Notes — Registration Rights of the Noteholders.” Under applicable Treasury Regulations, the possibility of an additional payment under a note may be disregarded for purposes of determining the amount of interest to be recognized by a holder on a note if the likelihood of the payment, as of the date the notes are issued, is remote. We believe that the likelihood of a liquidated damages payment with respect to the notes is remote and do not intend to treat such possibility as affecting the yield to maturity of any note. In the event that liquidated damages are paid, however, it would affect the timing or amount of the income that must be recognized by a U.S. Holder of a note. There can be no assurance that the IRS will agree with the above position.

Conversion of Notes
      A U.S. Holder will not recognize gain or loss upon conversion of the notes solely into our common stock, except with respect to any cash received in lieu of a fractional share or stock attributable to accrued but unpaid interest not previously included in income. Cash received in lieu of a fractional share upon conversion generally will be treated as a payment in exchange for such fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally will result in capital gain or loss (measured by the difference between the amount of cash received for the fractional share and the portion of a U.S. Holder’s adjusted tax basis in the note that is allocable to the fractional share). A U.S. Holder’s initial tax basis in the common stock received on conversion will be the same as the U.S. Holder’s adjusted tax basis in the notes at the time of conversion (reduced by any basis allocable to any fractional share). The holding period for the common stock received on conversion will generally include the holding period of the notes that were converted. However, the tax basis of the common stock considered attributable to accrued but unpaid interest generally will equal the amount of such accrued interest, and the holding period for such shares will begin on the day following the date of conversion.
      If a U.S. Holder receives a combination of cash (other than cash attributable to a fractional share or in respect of accrued but unpaid interest) and our common stock upon conversion, the United States federal income tax consequences to the U.S. Holder are not entirely clear. The two possible tax treatments generally are:

•	a recapitalization resulting in recognition of gain (but not loss) by the U.S. Holder on the conversion equal to the lesser of (i) the amount of cash received (other than in respect of a fractional share or in respect of accrued but unpaid interest); or (ii) the amount of gain realized, which is equal to the excess, if any, of the amount of cash (other than in respect of a fractional share or in respect of accrued but unpaid interest) and the fair market value of common stock (other than in respect of accrued but unpaid interest) received (or deemed received in the case of a fractional share) by the U.S. Holder over his, her, or its adjusted tax basis in the note at the time of the conversion. Under this alternative, a U.S. Holder’s tax basis in the common stock received or deemed received (other than in respect of accrued but unpaid interest) generally would be equal to the U.S. Holder’s adjusted tax basis in the note at the time of conversion, increased by the amount of gain recognized, if any, and reduced by the amount of cash received (other than in respect of accrued but unpaid interest or a fractional share); or

•	a partial taxable sale of the note resulting in recognition of gain or loss by the U.S. Holder as described under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes” and a partial tax-free conversion of the note as described immediately above based upon a proration of the note between the amount of cash and the fair market value of our common stock received. Under this alternative, a U.S. Holder’s adjusted tax basis in the note would be allocated between the portion treated as converted into common stock (including any fractional share treated as received) and the portion treated as sold for cash.
      Under either alternative, a U.S. Holder’s holding period for the common stock received generally will include the holding period of the note that was converted, other than any stock attributable to accrued but unpaid interest, which will have a holding period that begins on the day following the date of conversion.
      To the extent the notes tendered in exchange for common stock have accrued market discount, any gain recognized on the disposition of such stock will be characterized as ordinary income to the extent of the accrued market discount (see “— Market Discount”).
      U.S. Holders should consult their tax advisers regarding the United States federal income tax consequences of receiving a combination of cash and our common stock upon conversion.
      If a U.S. Holder receives solely cash upon conversion or repurchase of the notes at the option of the U.S. Holder, the conversion or the repurchase will be treated as a taxable disposition of the notes, as described under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes.”

Dividends
      Dividends paid on our common stock generally will be includable in gross income of a U.S. Holder as ordinary income to the extent of our current or accumulated earnings and profits, with any excess treated first as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the common stock, and thereafter as capital gain. Subject to certain limitations, dividends paid to U.S. Holders that are corporations may qualify for the dividends-received deduction. Pursuant to recently enacted legislation, dividends on our common stock paid to certain non-corporate U.S. Holders (including individuals) may qualify for preferential United States federal income tax rates. However, it is unlikely the dividends-received deduction applicable to corporate U.S. Holders and the preferential United States federal income tax rates applicable to certain noncorporate U.S. Holders would apply to deemed distributions described below under “— Adjustment to Conversion Rate.”

Sale, Exchange or Other Taxable Disposition of Common Stock
      Upon the sale, exchange, or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange, or other taxable disposition and (ii) such holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period of the common stock is more than one year at the time of the sale, exchange, or other taxable disposition. The deductibility of capital losses is subject to certain limitations.

Adjustment to Conversion Rate
      The conversion rate of the notes will be adjusted if we distribute property with respect to shares of our common stock and in certain other circumstances. See “Description of Notes — Conversion of Notes.” Under Section 305(c) of the Code and the applicable Treasury Regulations, an increase in the conversion rate as a result of a taxable distribution to our common stockholders generally will result in a deemed distribution to you. Other adjustments in the conversion rate (or failures to make such adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may have the same result. Any deemed distribution to you will be taxable as a dividend to the extent of our current or accumulated earnings and profits. In such a case, U.S. Holders will recognize dividend income as a result of an event pursuant to which they receive no cash or other property that could be used to pay the related tax. The amount that you would have to include in income will generally be equal to the value of the additional shares that would be received on conversion as a result of the adjustment to the conversion rate. Such constructive dividends will unlikely be eligible for the dividends received deduction or the reduced rate applicable to certain non-corporate U.S. Holders.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes
      A U.S. Holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the notes in an amount equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received (except to the extent such amount is attributable to accrued interest income not previously included in income, which is taxable as ordinary income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally be equal to the original purchase price for the note increased by the market discount included in gross income and reduced by payments received in respect of the note other than qualified stated interest. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss, except to the extent of any accrued market discount on the note not previously included in gross income, to which extent the gain would be treated as ordinary income. If the U.S. Holder is an individual and has held the note for more than one year, such capital gain will be subject to tax at preferential capital gains rates. The deductibility of capital losses is subject to certain limitations.
Tax Consequences to Non-U.S. Holders

Interest
      Subject to the discussion below concerning backup withholding, no United States federal income or withholding tax generally will apply to a payment of interest on a note to a Non-U.S. Holder, provided (i) such interest is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and (ii) such Non-U.S. Holder (A) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation (as defined in the Code) related to us, directly or indirectly, through stock ownership, and (C) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on IRS Form W-8BEN (or a successor form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY (or a successor form), under penalties of perjury, that such certification has been received by it, and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the note is a United States person. If all of the foregoing requirements are not met, payments of interest on a note generally will be subject to United States federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below under “— United States Business.”

Disposition of Notes or Common Stock
      Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to United States federal income tax or any withholding thereof on the receipt of payments of principal on a note, or on any gain recognized on a sale or other disposition of a note or common stock into which a note may be converted (including upon a conversion or repurchase of the note at the option of the Non-U.S. Holder), unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, or (iii) we are or have been treated as a United States real property holding corporation (“USRPHC”) for United States federal income tax purposes within the shorter of the five-year period preceding such sale or other disposition or the period during which the Non-U.S. Holder held a note or our common stock.
      We believe that we have not been, are not, and will not become a USRPHC; however, no assurance can be given in this regard. In general, if it is determined that we are a USRPHC, then Non-U.S. Holders may be subject to United States federal income tax on the sale, exchange, redemption or other disposition of a note or our common stock, and, possibly, withholding up to a rate of 10% on any such disposition. However, a Non-U.S. Holder will not be subject to these special rules even if we are determined to be a USRPHC if such Non-U.S. Holder did not at any time during the five years ending on the date of sale or disposition actually or constructively own more than 5% of our common stock (including any common stock that may be received on the conversion of a note) or the notes, and provided our stock continues to be regularly traded on an established securities market (within the meaning of the applicable Treasury Regulations).

United States Business
      If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on the note or dividends or gain on our common stock is effectively connected with the conduct of such trade or business and, if a treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States, the Non-U.S. Holder generally will be subject to United States federal income tax on the receipt or accrual of such interest or dividends or the recognition of gain on the sale or other taxable disposition of the note or common stock in the same manner as if such holder were a United States Holder. Such interest and dividend income received or gain recognized by a corporate Non-U.S. Holder may also be subject to an additional United States federal branch profits tax. In addition, any such interest and dividend income will not be subject to withholding tax if the Non-U.S. Holder delivers to us a properly executed IRS Form W-8ECI (or successor Form) in order to claim an exemption from withholding tax. Such Non-U.S. Holders should consult their tax advisors with respect to other United States tax consequences of the ownership and disposition of notes and common stock into which the notes may be converted.

Conversion of Notes and Dividends
      A Non-U.S. Holder will generally not be subject to United States federal income tax on the conversion of a note solely into our common stock. Any gain recognized as a result of the receipt of cash in lieu of a fractional share of common stock generally will be treated as a sale of the fractional share. See “Disposition of Notes or Common Stock” above.
      Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of converting notes into common stock.
      Dividends, if any, paid on the common stock to a Non-U.S. Holder, generally will be subject to a 30% U.S. federal withholding tax (or, if applicable, a lower treaty rate, provided certain certification requirements are met).

Adjustment to Conversion Rate
      The conversion rate of the notes will be adjusted if we distribute cash with respect to shares of our common stock and in certain other circumstances. See “Description of Notes — Conversion of Notes.” Under Section 305(c) of the Code and the applicable Treasury Regulations, an increase in the conversion rate as a result of a taxable distribution to our common stockholders generally will result in a deemed distribution to Non-U.S. Holders. Other adjustments in the conversion rate (or failures to make such adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may have the same result. Any deemed distribution to you will be treated as a dividend to the extent of our current or accumulated earnings and profits. In such a case, Non-U.S. Holders generally will be subject to a 30% U.S. federal withholding tax (or, if applicable, a lower treaty rate) on such dividend even though they will receive no cash or other property that could be used to pay the related tax, subject to the discussion above under “— United States Business.” The amount that you would have to include in income will generally be equal to the value of the additional shares that would be received on conversion as a result of the adjustment to the conversion rate. It is possible this tax would be withheld from interest, shares or proceeds subsequently paid or credited to a Non-U.S. Holder. Non-U.S. Holders of notes are advised to consult with their tax advisors with respect to the potential tax consequences of such constructive distributions.

Estate Tax
      If interest on a note is exempt from United States federal withholding tax under the rules described above (without regard to the requirement that the beneficial owner provide a statement that it is not a United States person), the note held by an individual who at the time of death is a Non-U.S. Holder generally will not be subject to United States federal estate tax upon such individual’s death. Common stock of the company owned by an individual who is neither a citizen nor a resident of the United States (as defined for United States federal estate tax purposes) will be subject to United States federal estate tax upon such holder’s death, subject to reduction of such estate tax if such holder is eligible for the benefits of an estate tax treaty with the United States. Recently enacted United States federal legislation provides for reductions in the United States federal estate tax through 2009 and the elimination of the tax entirely in 2010. Under this legislation, the estate tax would be fully reinstated, as in effect prior to the reductions, in 2011.
Backup Withholding and Information Reporting

U.S. Holders
      Payments of interest or dividends, if any, made by us on, or the proceeds of the sale or other disposition of, the notes or shares of common stock may be subject to information reporting, and U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that holder’s United States federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders
      A Non-U.S. Holder may be required to comply with certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax with respect to our payment of principal and interest on the notes, or the proceeds of the sale or other disposition of the notes or our common stock. In addition, we must report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to and the tax withheld (if any) with respect to such Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
SELLING SECURITY HOLDERS
      We originally issued the notes to the initial purchaser, Goldman, Sachs & Co., in a private placement on August 15, 2005. The notes were resold by the initial purchaser in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Selling security holders, including their transferees, pledgees, donees or successors, may from time to time offer and sell the notes and the underlying common stock pursuant to this prospectus or any applicable prospectus supplement.
      The table below sets forth the name of each selling security holder, the principal amount of notes and number of shares of common stock beneficially owned by each selling security holder, and the number of shares of common stock issuable upon conversion of those notes that may be offered from time to time under this prospectus by the selling security holders named in the table.
      Because the selling security holders may offer all or some portion of the notes or underlying shares of common stock listed below, we have assumed for purposes of this table that the selling security holders will sell all of the notes and all of the underlying shares of common stock offered by this prospectus pursuant to this prospectus. See “Plan of Distribution.” In addition, the selling security holders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the notes since the date on which they provided to us the information presented in the table.
      We have prepared the table below based on information given to us by those selling security holders who have supplied us with this information prior to the effective date of the registration statement of which this prospectus is a part and we have not sought to verify such information. Based upon information provided to us by the selling security holders, none of the selling security holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates within the past three years.

					Common Stock Owned
					Upon Completion
	Principal Amount		Shares of		of the Offering
	of Notes		Common Stock	Conversion
	Beneficially	Percentage	Beneficially	Shares of	Number
	Owned	of Notes	Owned Prior to	Common Stock	of
Name of Beneficial Owner	and Offered	Outstanding	the Offering(1)	Offered(2)	Shares	Percentage(3)

Aloha Airlines Non-Pilots Pension Trust	$105,000	*	—	2,096	—	—
American Beacon Funds	$700,000	*	—	13,976	—	—
Aristeia International Limited	$10,080,000	2.88%	—	201,267	—	—
Aristeia Partners LP (formerly Aristeia Trading LLC)	$1,920,000	*	—	38,336	—	—
Arkansas PERS	$1,765,000	*	—	35,241	—	—
Arkansas Teacher Retirement	$5,660,000	1.62%	—	113,013	—	—
Asante Health Systems	$138,000	*	—	2,755	—	—
Astrazeneca Holdings Pension	$400,000	*	—	7,986	—	—
Attorney’s Title Insurance Fund	$210,000	*	—	4,193	—	—
B.C. McCabe Foundation	$135,000	*	—	2,695	—	—
Baptist Health of South Florida	$875,000	*	—	17,471	—	—
Boilermakers Blacksmith Pension Trust	$2,450,000	*	—	48,919	—	—
C & H Sugar Company, Inc.	$100,000	*	—	1,996	—	—
CALAMOS® Global Growth & Income Fund — Calamos Investment Trust	$2,500,000	*	—	49,917	—	—
CALAMOS® Growth & Income Fund — CALAMOS® Investment Trust	$63,500,000	18.14%	—	1,267,904	—	—
CALAMOS® Growth & Income Portfolio — CALAMOS® Advisors Trust	$425,000	*	—	8,485	—	—
Citadel Equity Fund, Ltd	$20,000,000	5.71%	—	399,340	—	—
City of Shreveport (LA) Employees Retirement System	$120,000	*	—	2,396	—	—
Commissioners of the Land Office	$975,000	*	—	19,467	—	—
Convertible Securities Fund	$40,000	*	—	798	—	—
CQS Convertible and Quantitative Strategies Master Fund Limited	$33,000,000	9.43%	—	658,911	—	—
D. E. Shaw Valence Portfolios, L.L.C	$7,500,000	2.14%	—	149,752	—	—
Delaware PERS	$1,916,000	*	—	38,256	—	—
Delta Airlines Master Trust	$795,000	*	—	15,873	—	—
Duke Endowment	$240,000	*	—	4,792	—	—
Duma Master Fund, L.P.	$2,500,000	*	—	49,917	—	—
Engineers Joint Pension Plan	$440,000	*	—	8,785	—	—
FPL Group Employees Pension Plan	$665,000	*	—	13,278	—	—
Government of Singapore Investment Corporation Pte Ltd.	$30,250,000	8.64%	610,648	604,001	610,648	*
Grace Convertible Arbitrage Fund, Ltd.	$4,000,000	1.14%	—	79,868	—	—
Hallmark Convertible Securities Fund	$100,000	*	—	1,996	—	—

					Common Stock Owned
					Upon Completion
	Principal Amount		Shares of		of the Offering
	of Notes		Common Stock	Conversion
	Beneficially	Percentage	Beneficially	Shares of	Number
	Owned	of Notes	Owned Prior to	Common Stock	of
Name of Beneficial Owner	and Offered	Outstanding	the Offering(1)	Offered(2)	Shares	Percentage(3)

ICI American Holdings Trust	$400,000	*	—	7,986	—	—
Innovest Finanzdiens	$1,200,000	*	—	23,960	—	—
INOVA Health Care Services	$200,000	*	—	3,993	—	—
INOVA Health System Retirement Plan	$55,000	*	—	1,098	—	—
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Services c/o Quattro Fund (formerly Institutional Benchmarks Master Fund c/o Quattro Fund)	$900,000	*	—	17,970	—	—
International Truck & Engine Corp Non Contributory Retirement Plan Trust	$675,000	*	—	13,477	—	—
International Truck & Engine Corp Retirement Plan for Salaried Employee’s Trust	$525,000	*	—	10,482	—	—
KBC Financial Products USA, Inc.	$500,000	*	—	9,983	—	—
KeySpan Foundation	$35,000	*	—	698	—	—
KeySpan Insurance Company	$70,000	*	—	1,397	—	—
Lord Abbett Investment Trust — LA Convertible Fund	$3,070,000	*	—	61,298	—	—
Mackay Shields LLC as Investment Advisor to AFTRA Health Fund	$545,000	*	—	10,882	—	—
Mackay Shields LLC as Investment Advisor to Mainstay Convertible Fund	$10,470,000	2.99%	—	209,054	—	—
Mackay Shields LLC as Investment Advisor to Mainstay VP Convertible Fund	$7,335,000	2.10%	—	146,457	—	—
Mackay Shields LLC as Investment Advisor to New York Life Insurance Co (Post 82)	$8,065,000	2.30%	—	161,033	—	—
Mackay Shields LLC as Investment Advisor to New York Life Insurance Co (Pre 82)	$3,590,000	1.03%	—	71,681	—	—
Mackay Shields LLC as Investment Advisor to New York Life Separate A/C 7	$220,000	*	—	4,392	—	—
Mackay Shields LLC as Investment Advisor to United Overseas Bank (SGD)	$115,000	*	—	2,296	—	—
Mackay Shields LLC as Investment Advisor to United Overseas Bank (USD)	$100,000	*	—	1,996	—	—
Municipal Employees Benefit Trust	$285,000	*	—	5,690	—	—
National Fuel & Gas Company Retirement Plan	$100,000	*	—	1,996	—	—
Nations Convertible Securities Fund	$7,460,000	2.13%	—	148,953	—	—
Nicholas Applegate Capital Management U.S. Convertible	$480,000	*	—	9,584	—	—
Nuveen Preferred & Convertible Fund JQC	$9,000,000	2.57%	—	179,703	—	—
Nuveen Preferred & Convertible Income Fund JPC	$6,500,000	1.86%	—	129,785	—	—
OCLC Online Computer Library Center, Inc.	$55,000	*	—	1,098	—	—
OZ Master Fund, Ltd.	$12,300,000	3.51%	—	245,594	—	—
Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund	$650,000	*	—	12,978	—	—

					Common Stock Owned
					Upon Completion
	Principal Amount		Shares of		of the Offering
	of Notes		Common Stock	Conversion
	Beneficially	Percentage	Beneficially	Shares of	Number
	Owned	of Notes	Owned Prior to	Common Stock	of
Name of Beneficial Owner	and Offered	Outstanding	the Offering(1)	Offered(2)	Shares	Percentage(3)

Pension, Hospitalization Benefit Plan of the Electrical Ind. Plan	$600,000	*	—	11,980	—	—
Philadelphia Board of Pensions	$675,000	*	—	13,477	—	—
Prudential Insurance Co. of America	$100,000	*	—	1,996	—	—
Quattro Fund Ltd.	$17,800,000	5.09%	—	355,412	—	—
Quattro Multistrategy Masterfund LP	$1,025,000	*	—	20,466	—	—
Radcliffe SPC, Ltd for and on behalf of the Class A Convertible Crossover Segregated Portfolio	$10,000,000	2.86%	—	199,670	—	—
RCG Latitude Master Fund, Ltd.	$5,000,000	1.43%	—	99,835	—	—
Salomon Brothers Asset Management, Inc.	$18,450,000	5.27%	—	368,391	—	—
San Diego City Retirement	$1,135,000	*	—	22,662	—	—
San Diego County Convertible	$1,545,000	*	—	30,849	—	—
Southern Farm Bureau Life Insurance	$910,000	*	—	18,169	—	—
State of Oregon — Equity	$5,060,000	1.45%	—	101,033	—	—
SuttonBrook Capital Portolio LP	$4,000,000	1.14%	—	79,868	—	—
Syngenta AG	$285,000	*	—	5,690	—	—
Tempo Master Fund LP	$25,000,000	7.14%	—	499,175	—	—
Total Fina Elf Finance USA, Inc.	$300,000	*	—	5,990	—	—
UBS AG London F/ B/ O HFS	$5,000,000	1.43%	—	99,835	—	—
Vermont Mutual Insurance Company	$220,000	*	—	4,392	—	—
Vicis Capital Master Fund	$10,000,000	2.86%	—	199,670	—	—
Wyoming State Treasurer	$965,000	*	—	19,268	—	—
All Other Holders of Notes or Future Transferees from Such Holders	(4)	(4)	(4)	(4)	(4)	(4)

*	Less than 1%.

(1)	Shares in this column do not include shares of common stock issuable upon conversion of the notes listed in the column to the right.

(2)	Assumes conversion of all of the holder’s notes at the current conversion rate of 19.967 shares of common stock per $1,000 principal amount of the notes, not including fractional shares for which we will pay cash as described under “Description of Notes — Conversion of Notes.” However, this conversion rate is subject to adjustment as described under “Description of Notes — Conversion of Notes.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(3)	Calculated based on 152,147,641 shares of our common stock outstanding as of February 6, 2006.

(4)	Information about additional selling security holders will be set forth in prospectus supplements or amendments to the registration statement of which this prospectus is a part, if required.
      To the extent that any of the selling security holders identified above are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.
      With respect to selling security holders that are affiliates of broker-dealers, we believe that such entities acquired their notes and underlying common stock in the ordinary course of business and, at the time of the purchase of the notes and the underlying common stock, such selling security holders had no agreements or understandings, directly or indirectly, with any person to distribute the notes or underlying common stock. To the extent that we become aware that such entities did not acquire their notes or underlying common stock in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus is a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.
      Only selling security holders identified above who beneficially own the notes and the underlying shares of common stock set forth opposite each such selling security holder’s name in the foregoing table on the effective date of the registration statement of which this prospectus is a part may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of notes or underlying shares of common stock by any holder not identified above, the registration statement of which this prospectus is a part will be amended by a post-effective amendment or this prospectus will be supplemented to set forth the name of and aggregate amount of notes and shares of underlying common stock beneficially owned by the selling security holder intending to sell such notes or underlying common stock. The prospectus, as amended or supplemented, will also disclose whether any selling security holder selling notes or underlying shares of common stock in connection with such prospectus has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus, if such information has not already been disclosed herein.
PLAN OF DISTRIBUTION
      We will not receive any of the proceeds of the sale of the notes and the underlying common stock offered by this prospectus. The notes and the underlying common stock may be sold from time to time to purchasers:

•	directly by the selling security holders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the notes and the underlying common stock.
      The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the underlying common stock by selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling security holders were deemed to be underwriters, the selling security holders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
      If the notes and the underlying common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.
      The notes and the underlying common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
      These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes and underlying common stock may be listed or quoted at the time of the sale, including the Nasdaq National Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.
      These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.
      In connection with the sales of the notes and the underlying common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers may in turn engage in short sales of the notes and the underlying common stock in the course of hedging their positions. The selling security holders may also sell the notes and the underlying common stock short and deliver notes and the underlying common stock to close out short positions, or loan or pledge notes and the underlying common stock to broker-dealers that, in turn, may sell the notes and the underlying common stock.
      To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling security holders. Selling security holders may decide not to sell all or a portion of the notes and the underlying common stock offered by them pursuant to this prospectus or may decide not to sell notes or the underlying common stock under this prospectus. In addition, any selling security holder may transfer, devise or give the notes and the underlying common stock by other means not described in this prospectus. Any notes or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.
      The aggregate proceeds to the selling security holders from the sale of the notes or the underlying common stock offered pursuant to this prospectus will be the purchase price of such securities less discounts and commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, reject, in whole or part, any proposed purchase of notes or common stock to be made directly or through their agents. We will not receive any of the proceeds from this offering.
      Our common stock is listed on the Nasdaq National Market under the symbol “NIHD.” We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. The notes originally issued in the private offering are eligible for trading on the PORTAL market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.
      The selling security holders and any other persons participating in the distribution of the notes or underlying common stock will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling security holders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market-making activities with respect to the particular notes and underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability to engage in market-making activities with respect to the notes and the underlying common stock.
      If required with respect to a particular offering of the notes and the underlying common stock, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.
      Under the registration rights agreement entered into on August 15, 2005, we agreed to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of when all of the registrable securities have been sold pursuant to the registration statement or pursuant to

Rule 144 or the expiration of the holding period under Rule 144(k) under the Securities Act or any successor provision.
      We are permitted to prohibit offers and sales of securities pursuant to this prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and other material events for a period not to exceed 30 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period. Notwithstanding the foregoing, we will be permitted to suspend the use of the prospectus for up to 60 days in any three-month period under certain circumstances relating to possible acquisitions, financings or other similar transactions. We also agreed to pay liquidated damages, or issue additional shares of common stock, as applicable, to certain holders of the notes and shares of common stock issuable upon conversion of the notes if the registration statement of which this prospectus is a part is not timely filed or made effective or if the prospectus is unavailable for periods in excess of those permitted. See “Description of Notes — Registration Rights of the Noteholders.”
      Under the registration rights agreement, we and the selling security holders have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.
      We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and the underlying common stock to the public, other than selling and certain legal expenses of the selling security holders.

LEGAL MATTERS
      Williams Mullen, Richmond, Virginia, our counsel, will pass upon the validity of the notes and the shares of our common stock issuable upon conversion of the notes.
EXPERTS
      On May 19, 2003, we dismissed Deloitte & Touche LLP as our independent registered public accounting firm and engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm. In connection with its audits for the fiscal years ended December 31, 2001 and 2002 and through May 19, 2003, there had been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their report on the Company’s consolidated financial statements for such years. Our change in independent registered public accounting firm was reported on a current report on Form 8-K filed with the SEC on May 23, 2003.
      The consolidated statements of operations, changes in stockholders’ (deficit) equity and cash flows for the two months ended December 31, 2002 (Successor Company consolidated operations) and the ten months ended October 31, 2002 (Predecessor Company consolidated operations), and the financial statement schedule II for the two months ended December 31, 2002 (Successor Company) and the ten months ended October 31, 2002 (Predecessor Company) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated March 7, 2003 (March 17, 2005 as to the effects of the restatement discussed in Note 20), which is incorporated herein by reference, (which report expresses an unqualified opinion and includes explanatory paragraphs referring to NII Holdings, Inc.’s reorganization under Chapter 11 of the United States Bankruptcy Code in 2002, the adoption of AICPA Statement of Position 90-7, “Financial Reporting for Entities in Reorganization Under the Bankruptcy Code,” in 2002, and the adoption of Emerging Issues Task Force Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” on November 1, 2002, and the restatement of the consolidated financial statements for the two months ended December 31, 2002 (Successor Company) and the for the ten months ended October 31, 2002 (Predecessor Company)) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
      The consolidated financial statements as of December 31, 2004 and 2003 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s change in method of accounting for the financial results of its foreign operating companies from a one-month lag reporting basis to a current period basis, consistent with the Company’s fiscal reporting period, and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC
      This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.

      We incorporate by reference the documents listed below, to the extent they have been filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2004;

•	the portions of our definitive proxy statement for the annual meeting of stockholders held on April 27, 2005 that have been incorporated by reference into our Form 10-K for the year ended December 31, 2004;

•	our quarterly reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005;

•	our current reports on Form 8-K filed March 7, 2005, March 21, 2005, March 22, 2005, April 1, 2005, May 17, 2005, May 27, 2005, June 10, 2005, June 21, 2005, August 9, 2005, August 10, 2005, August 16, 2005, September 8, 2005, October 27, 2005 (with respect to Item 8.01 only), December 15, 2005 and December 28, 2005; and

•	the description of our common stock as set forth on Form 8-K filed on July 14, 2004.
      We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of this prospectus and (2) until this offering has been completed. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.
      We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:
Robert J. Gilker
Vice President and General Counsel
NII Holdings, Inc.
10700 Parkridge Boulevard, Suite 600
Reston, Virginia 20191
(703) 390-5100
WHERE YOU CAN FIND MORE INFORMATION
      We are subject to the information requirements of the Securities Exchange Act of 1934, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.
      Our common stock is listed on the Nasdaq National Market under the symbol “NIHD.” Our reports, proxy statements and other information may also be reviewed at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.
      This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the shares of our common stock being sold by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$37,450	*
Printing Expenses	25,000
Accounting Fees and Expenses	50,000
Legal Fees and Expenses	125,000
Trustee’s Fees and Expenses	12,000
Miscellaneous Expenses	20,000

Total	$269,450

*	Represents actual expenses. All other expenses are estimates.

Item 15.	Indemnification of Directors and Officers
      Article Seven of the Amended and Restated Certificate of Incorporation of NII Holdings provides that, to the fullest extent permitted by the Delaware General Corporation Law, referred to as the DGCL, as it now exists or may hereafter be amended, no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.
      Under Article Seven, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred also includes the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section.

      Section 7.1 of NII Holdings’ bylaws (the “Bylaws”) provides that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred in Section 7.1 also includes the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such person is not entitled to be so indemnified under Section 7.1.
      Section 7.4 of the Bylaws provides that the corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
      Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.
      Section 145 of the DGCL provides, among other things, that a company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the company as well, but only to the extent of defense expenses

(including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the company, unless the court believes that in the light of all the circumstances indemnification should apply.
      Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16.	Exhibits
The following exhibits are filed on behalf of the Registrant as part of this registration statement:

2.1	Revised Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for NII Holdings and NII Holdings (Delaware), Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Form 8-K, filed on November 12, 2002, File No. 000-32421).
3.1	Amended and Restated Certificate of Incorporation of NII Holdings (incorporated by reference to Exhibit 3.1 to NII Holdings’ Form 10-Q, filed on May 7, 2004).
3.2	Amended and Restated Bylaws of NII Holdings (incorporated by reference to Exhibit 3.2 to NII Holdings’ Form 10-K, filed on March 12, 2004).
4.1	Indenture governing the 2.75% Convertible Notes due 2025 issued by NII Holdings, Inc., dated August 15, 2005, among NII Holdings, Inc. as Issuer and Wilmington Trust Company as Indenture Trustee (incorporated by reference to Exhibit 4.1 to NII Holdings’ Form 10-Q, filed on November 9, 2005).
4.2	Registration Rights Agreement, dated August 15, 2005, between NII Holdings, Inc., and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.2 to NII Holdings’ Form 10-Q, filed on November 9, 2005).
5.1	Opinion of Williams Mullen.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Williams Mullen (included in Exhibit 5.1).*
23.2	Consent of PricewaterhouseCoopers LLP.*
23.3	Consent of Deloitte & Touche LLP.*
24.1	Powers of Attorney (included on signature page).*
25.1	Statement of Eligibility of Wilmington Trust Company on Form T-1.*

*	Filed Herewith.

Item 17.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initialbona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on this 10th day of February, 2006.

NII Holdings, Inc.

By:	/s/ Robert J. Gilker

Robert J. Gilker
Vice President and General Counsel
POWER OF ATTORNEY
      Each of the undersigned hereby appoints Steven Shindler, Byron Siliezar, Robert Gilker, Catherine Neel, Daniel Freiman, Ricardo Israele and Ricardo Guraieb as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Shindler Steven M. Shindler	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 10, 2006

/s/ Byron R. Siliezar Byron R. Siliezar	Vice President and Chief Financial Officer (Principal Financial Officer)	February 10, 2006

/s/ Daniel E. Freiman Daniel E. Freiman	Vice President and Controller (Principal Accounting Officer)	February 10, 2006

/s/ George A. Cope George A. Cope	Director	February 10, 2006

/s/ Steven P. Dussek Steven P. Dussek	Director	February 10, 2006

/s/ Neal P. Goldman Neal P. Goldman	Director	February 10, 2006

/s/ Charles M. Herington Charles M. Herington	Director	February 10, 2006

Signature	Title	Date

/s/ Carolyn Katz Carolyn Katz	Director	February 10, 2006

/s/ Donald E. Morgan Donald E. Morgan	Director	February 10, 2006

/s/ John W. Risner John W. Risner	Director	February 10, 2006

EXHIBIT INDEX

Exhibit
No.	Document

2.1	Revised Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for NII Holdings and NII Holdings (Delaware), Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Form 8-K, filed on November 12, 2002, File No. 000-32421).
3.1	Amended and Restated Certificate of Incorporation of NII Holdings (incorporated by reference to Exhibit 3.1 to NII Holdings’ Form 10-Q, filed on May 7, 2004).
3.2	Amended and Restated Bylaws of NII Holdings (incorporated by reference to Exhibit 3.2 to NII Holdings’ Form 10-K, filed on March 12, 2004).
4.1	Indenture governing the 2.75% Convertible Notes due 2025 issued by NII Holdings, Inc., dated August 15, 2005, among NII Holdings, Inc. as Issuer and Wilmington Trust Company as Indenture Trustee (incorporated by reference to Exhibit 4.1 to NII Holdings’ Form 10-Q, filed on November 9, 2005).
4.2	Registration Rights Agreement, dated August 15, 2005, between NII Holdings, Inc., and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.2 to NII Holdings’ Form 10-Q, filed on November 9, 2005).
5.1	Opinion of Williams Mullen.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Williams Mullen (included in Exhibit 5.1).*
23.2	Consent of PricewaterhouseCoopers LLP.*
23.3	Consent of Deloitte & Touche LLP.*
24.1	Powers of Attorney (included on signature page).*
25.1	Statement of Eligibility of Wilmington Trust Company on Form T-1.*

*	Filed Herewith.